                                                      Registration No. 333-47578

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 FORM SB-2
        Post-effective Amendment # 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Shopathomekids.Com, Inc.
                 (Name of Small Business Issuer in its charter)

Texas                      5961                             75-2882140

(State or Jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
of organization)           Classification Code Number       Identification No.)

                           223 E. FM 1382, Suite 12720
                            Cedar Hill, Texas, 75104
                        (972) 293-2424 Fax (972) 293-1171

        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                                 Lewis Prowse II
                           223 E. FM 1382, Suite 12720
                            Cedar Hill, Texas, 75104
                        (972) 293-2424 Fax (972) 293-1171

           (Name, address, and telephone number of agent for service)

Approximate  date of proposed sale to the public:  As soon as practicable  after this Registration Statement becomes effective.

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, check the following box. [x]_________________________.

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the  Securities  Act,  please check the  following box and list the Securities Act. [ ] __________________.

If this Form is a post-effective  amendment filed pursuant to Rule 462 (c) under the Securities  Act,  please check the following box and list the Securities Act registration statement number [ ] __________________.

If this Form is a  post-effective  amendment filed pursuant to Rule 462(d) under the Securities  Act,  please check the following box and list the Securities Act registration statement number [ ] _________________.

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box [ ]_________________________.

Title of Each Class of    Amount to be   Proposed maximum     Proposed Maximum           Amount Of
Securities to be           Registered     Offering Price     Offering Price (1)    Registration Fee (3)
registered                    ****         Per Share (1)            *****                 *******

Common stock, $.001            400,000   $            0.25   $           100,000   $               26.40

Common stock, $.001 (2)      3,399,300   $            0.25   $           849,825   $              224.35

Total                        3,799,300   $            0.25   $           949,825   $              250.75
(1) Estimated solely for purposes of calculating the registration fee.

(2)  Represents  common  stock to be  registered  on  behalf  of the 21  selling security-holders.

(3) Previously paid by wire transfer

THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT  SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY  STATES THAT THIS REGISTRATION  STATEMENT
SHALL  THEREAFTER  BECOME  EFFECTIVE  IN  ACCORDANCE  WITH  SECTION  8(a) OF THE
SECURITIES ACT OF 1933, AS AMENDED,  OR UNTIL THE  REGISTRATION  STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
,8(a), MAY DETERMINE.

                                        1

EXPLANATORY NOTE

 We are filing this post effective amendment in order to amend the plan of distribution to omit the statement that this offering will be conducted in the state of Texas to reflect "We will market the shares to a limited number of individuals known to management". The updated information can be found in the plan of distribution section.

                             Preliminary Prospectus
                            Shopathomekids.com, Inc.
                              a Nevada corporation

                        3,799,300 shares of common stock

This   prospectus   relates   to   3,799,300   shares   of   common   stock   of
Shopathomekids.com,  Inc.  3,399,300  of the shares  are issued and  outstanding shares of common  stock  acquired  by the  selling  security  holders in private placement  transactions  which were exempt from the  registration and prospectus delivery  requirements  of the  Securities  Act of 1933. No national  securities exchange or the Nasdaq Stock Market lists the common stock being  offered by the selling security holders,  and we have not applied for listing or quotation with any national securities exchange or automated quotation system. Additionally, we are registering 400,000 shares to be offered to a limited number of persons.

Our shares  are going to be sold by our  officers  and  directors  namely  Lewis
Prowse II our President and Larry  Ballard our  Secretary/Treasurer.  The shares will be sold on a best efforts  basis with no minimum sale  required.  All funds will be immediately available to us as soon as they are received.

This offering will end 120 days from the effective date of this  prospectus.  We have the option of extending this offering for an additional 120 days if needed.

Additionally,  we are  registering  400,000  shares to be  offered  to a limited number of persons.  The 400,000  shares to be offered by us shall be offered and sold:

o    For a purchase price of $0.25 per share;

o    Without any underwriting discounts or commissions; and

o    If  all  of  the  shares  offered  by us are  purchased,  the  proceeds  to
     Shopathomekids.com, Inc. will be $100,000.

The shares of common  stock  have not been  registered  for sale by the  selling security  holders under the securities  laws of any state as of the date of this prospectus.  Brokers  or dealers  effecting  transactions  in the shares  should confirm the  registration  thereof  under the  securities  laws of the states in which transactions occur or the existence of any exemption from registration.

See "risk factors" on pages 4 to 8 for factors to be considered before investing in the shares of our common stock.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission  has approved or  disapproved  of the  securities  or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The  information  in this  prospectus  is not complete  and may be changed.  The selling  security  holders may not sell their  securities until the registration statement  filed with the  Securities and Exchange  Commission is effective.  In addition,  we may not sell our  securities  until  this  registration  statement becomes effective.  This prospectus is not an offer to sell these securities and it is not  soliciting  an offer to buy these  securities  in any state where the offer or sale is not permitted.

The date of this prospectus is September 23, 2000 Subject to Completion

                                        2

Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities..............................................18
Description of Business....................................................19
Management' Discussion and Analysis of Financial Condition

Changes in and Disagreements with Accountants on Accounting

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering,  may be required to deliver a prospectus.
This is in addition to the dealers'  obligations  to deliver a  prospectus  when
acting  as  underwriters  and  with  respect  to  their  unsold   allotments  or
subscriptions.

                                        3

Prospectus Summary

Our Business:                       Our principal business address is 223 E. FM
                                    1382, Suite 12720,  Cedar Hill, Texas,
                                    75104; our main business telephone number
                                    is 972.293.2424.

                                    We were  formed to offer an  alternative  to
                                    kids  and  teens  who  want to find a common
                                    gathering  place  on the  internet  to share
                                    ideas  through live chat channels in what we
                                    believe to be a safe and secure  environment
                                    for young people.

                                    We have been  developing  our web site since
                                    inception  in  October   1999.  We  are  not
                                    currently  prepared to accept orders at this
                                    time.  We expect to be able to accept orders
                                    by March 15,  2001.  We expect a full launch
                                    by  May  30,  2001.  We  have  not  had  any
                                    revenues  and do  not  expect  any  revenues
                                    until the full  launch  of our web site.  We
                                    have secured the services of S.D.S Wholesale
                                    to distribute the products we will offer for
                                    sale.

                                    We plan to offer a new  product for kids and
                                    teens  to  purchase   products  through  the
                                    internet  via a  proprietary  online  credit
                                    card  system  that can be funded by  parents
                                    and family members.  The card system will be
                                    password protected and function similarly to
                                    a  standard  credit  card.  The  amount  the
                                    purchaser  can spend is directly  related to
                                    the   amount   of  funds   that   have  been
                                    contributed  to the account by the  customer
                                    or a family member. We are currently testing
                                    our  website  and  expect to go  online  for
                                    transactions   mid  way  through  the  first
                                    quarter of 2001.

                                    We plan to  generate  revenue by selling our
                                    products  through our website to members who
                                    visit  our  site.  Parents  will  be able to
                                    purchase  products  for their  children  and
                                    will  be  able  to  add   money   to   their
                                    children's on line credit card.

                                    Mr.  Lewis Prowse II is our  president.  Our
                                    only employees are Larry Ballard,  Secretary
                                    Treasurer;  Tarja Mees;  Director  and Romie
                                    Krickbaum, Director. None of our Officers or
                                    Directors  have  experience  in the internet
                                    sector specifically e-commerce. However, our
                                    Officers  and  directors  have   management,
                                    accounting,  customer  service and  internet
                                    technology knowledge that will be helpful in
                                    the running of an internet based business.

Our State of Organization:          We were incorporated in Texas on October
                                    27, 1999.

Number of Shares offered shares     The selling security holders want to sell
                                    3,399,300 shares of our common stock. The
                                    were acquired by the selling security
                                    holders in private placement transactions
                                    which were exempt from the registration and
                                    prospectus  delivery  requirements of the
                                    Securities Act of 1933. We also intend to
                                    sell 400,000 shares of our common stock
                                    being  registered pursuant to this
                                    registration  statement.  We will sell the
                                    shares we are registering only to those
                                    individuals who have received a copy of the
                                    prospectus.  In addition , we will attempt
                                    to sell only to those  individuals who have
                                    knowledge of the internet and e-commerce
                                    industry.  We believe that most,  if not
                                    all,  of the shares we are  registering
                                    will be sold to business  associates  of Mr.
                                    Prowse, our President and Mr. Ballard,
                                    our Secretary/Treasurer  and our founding
                                    shareholders.  The termination date of the
                                    offering will occur 240 days from the date
                                    this  registration  statement is declared
                                    effective by the Securities and Exchange
                                    Commission.

Estimated                           use of are  purchased.  We will  receive  as
                                    much  as  $100,000  if  all  of  the  shares
                                    offered  by us at $0.25 per share  proceeds:
                                    We intend to use any proceeds form such sale
                                    for the  purchase of  technology  equipment,
                                    promotion   of   our   website,    corporate
                                    development,       establish       strategic
                                    relationships,   secure  suppliers  and  for
                                    working capital.  The proceeds from the sale
                                    of the shares will be immediately  available
                                    for use by us. The proceeds from the sale of
                                    the  shares we are  registering  will not be
                                    held in escrow.  We will no  receive  any of
                                    the  proceeds  from the  sale of the  shares
                                    offered by the selling security holders.

                                        4

                                  RISK FACTORS

In addition to the other information specified in this prospectus, the following risk factors should be considered  carefully in evaluating  our business  before purchasing  any of the  shares of common  stock.  A  purchase  of the  shares is speculative  in nature and  involves a lot of risks.  No  purchase of our common stock  should be made by any person who is not in a position  to lose the entire amount of his investment.

Our Officers and Directors are offering shares for sale

Our  Officers  and  Directors  are  included as selling  security  holders.  Our
Officers and Directors  are offering  3,000,000  shares of the 3,399,300  shares being  registered.  The selling  security  holders,  including  our officers and directors,  may  sell all of  their  shares  as soon as  possible,  which  could significantly  decrease the price of our common  stock and reduce our  officers'
and directors' desire to see us succeed.  Our Officers and Directors were issued their shares for services performed on our behalf.

All of the stock owned by the selling security  holders,  including our officers and directors,  will be registered by the  registration  statement of which this prospectus is a part. The selling security  holders,  including our officers and directors,  may sell  some or all of their  shares  immediately  after  they are registered.  In the event that the selling  security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Because we are a new company with losses since our formation, we anticipate that we will lose  money in the  foreseeable  future,  we may not be able to  achieve profitable operations.

         Since inception,  October 27, 1999 we have incurred significant losses.
As of November 30, 2000, we have incurred net losses of $31,660.

    We expect  operating  losses  and  negative  cash flow to  continue  for the foreseeable  future. We anticipate our losses will increase  significantly  from current levels because we expect to incur  additional costs and expenses related to:

- brand development, marketing and other promotional activities;

- the continued development of our Web site,  transaction-processing systems and network infrastructure;

- the expansion of our product offerings and Web site content; and

- strategic relationship development.

         Our ability to become profitable depends on our ability to generate and sustain  substantially  higher net sales while  maintaining  reasonable  expense levels.  If we do achieve  profitability,  we cannot be certain that we would be able to sustain or increase  profitability on a quarterly or annual basis in the future. See "Selected Financial Data" and "Management's  Discussion and Analysis
of Financial Condition and Results of Operations".

Seasonality could cause our quarterly sales to fluctuate dramatically

                                        5
         Because  we are in the  business  of selling  toys,  the demand for our products  could  change  dramatically  depending  on the time of the  year.  For example;  during the Christmas holiday season the demand for our products should be higher  than the summer  months.  As a result of the  fluctuating  demand our sales  will  be  dramatically  affected  which  will  change  our  results  form operations from quarter to quarter.

     There is a possibility  that  customers may not receive their products in a timely manner

         We do not plan to store any inventory of products. As a result there is a  possibility  customers  may not receive  products  in a timely  manner if the distributor  occurs  difficulty  in  receiving or  acquiring  products.  If this becomes a problem  there is a possibility  that we may lose  customers and would eventually  affect our operating  results.  If this occurs our stock price could become extremely volatile.

Because we do not have long-term or exclusive  vendor  contracts,  we may not be able to get  sufficient  quantities of popular  children's  products in a timely manner. As a result, we could lose customers

         In our  industry it is vital to have  long-term  and  exclusive  vendor contracts in order for customers to receive their  products in a timely  manner.
If we are not able to offer our customers sufficient quantities of toys or other products in a timely manner,  we could lose customers and our net sales could be below  expectations.  Our success depends on our ability to purchase products in sufficient  quantities  at  competitive  prices,  particularly  for the  holiday shopping  season.  As is common in the  industry,  we do not have  long-term  or exclusive  arrangements  with any  vendor  or  distributor  that  guarantee  the availability of toys or other children's products for resale.  Therefore,  we do not have a predictable or guaranteed supply of toys or other products.

         The management  has limited  experience in relation to the internet and marketing industry.  There is no guarantee that management will have the ability to be  successful in starting and managing an ongoing  business.  Because of the lack of experience of management there is a possibility you may lose your entire investment.  In addition,  all decisions  with respect to the  management of our
Company will be made  exclusively by our officers and directors.  Investors will only have rights  associated  with minority  ownership  interest  rights to make
decision    which   effect    Shopathomekids.com,    Inc..    The   success   of
Shopathomekids.com,  Inc. , to a large extent, will depend on the quality of the directors and officers we can attract.  Accordingly,  no person should invest in the Shares unless he is willing to entrust all aspects of the  management to our officers and directors.  At present we do not have key man life insurance.  If a catastrophic  event were to occur to either of our officers or directors it will have an adverse effect on our business.

We have had limited prior operations and few assets

         We have no revenues  from our  operations,  and our assets  consists of minimal computer  equipment and software..  We have only been in operation since our  incorporation  date of October 27,  1999.There  can be no assurance that we will generate revenues in the future; and there can be no assurance that we will operate at a profitable  level.  See "Description of Business." If we are unable to obtain customers and generate  sufficient  revenues so that it can profitably operate,  Shopathomekids.com,  Inc. 's business will not succeed. In this event, investors in the Shares may lose their entire investment.

We do not have supplier contracts

         We do not currently have supplier  contracts for our products that will be sold. The size of our Company may prevent us from securing  adequate supplier contracts  and we may therefore be unable to compete in the  marketplace  if the products  that are wished to be  purchased  cannot be  procured.  If this occurs there is a possibility you may lose your entire investment.
                                        6

We  may  not  be  able  to  compete  successfully  against  current  and  future competitors.

    The  online  commerce  market  is  new,   rapidly   evolving  and  intensely
competitive.  Increased  competition  is likely  to result in price  reductions, reduced  gross margins and loss of market  share,  any of which could  seriously harm our net sales and results of operations. We expect competition to intensify in the future  because  current  and new  competitors  can enter our market with little  difficulty  and can launch new Web sites at a  relatively  low cost.  In addition,  the children's toy, video game,  software,  video and music retailing industries are intensely competitive.

We  currently  or  potentially  compete  with  a  variety  of  other  companies, including:

- traditional  store-based toy and children's  product  retailers such as Toys R
Us, FAO Schwarz, Zany Brainy and Noodle Kidoodle;

- major discount retailers such as Wal-Mart, Kmart and Target;

- online  efforts of these  traditional  retailers,  including the online stores operated by Toys R Us, Wal-Mart and FAO Schwarz;

- physical and online  stores of  entertainment  entities  that sell and license children's products, such as The Walt Disney Company and Warner Bros.;

- catalog retailers of children's products;

- vendors or  manufacturers  of children's  products that currently sell some of their products directly online, such as Mattel and Hasbro;

- other  online  retailers  that  include  children's  products as part of their product offerings, such as Amazon.com, Barnesandnoble.com, CDnow, Beyond.com and
Reel.com;

- Internet portals and online service providers that feature shopping  services, such as AOL, Yahoo!, Excite and Lycos; and

-  various   smaller   online   retailers  of  children's   products,   such  as
BrainPlay.com, Red Rocket and Toysmart.com.

We lack diversification of our business

         The  size of our  Company  makes  it  unlikely  that we will be able to commit our funds to diversify our business  until we have a proven track record, and  Shopathomekids.com,  Inc.  may not be able to  achieve  the  same  level of diversification  as larger  entities  engaged in this type of  business.  We are relying on one main focus that of offering products through our website.

                                        7
We do not anticipate paying cash dividends in the near future

         We do not  anticipate  paying  cash  dividends  on our  Shares  for the foreseeable  future and we intend to retain any future  earnings  to finance the growth of our business.  Payment of dividends,  if any, will depend, among other factors,  on  earnings,  capital  requirements,  and the general  operating  and financial  condition of  Shopathomekids.com,  Inc., and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Our officers and directors may have  conflicts of interest that may detract from their services to Shopathomekids.com, Inc..

Therefore,  our officers and  directors  may not devote  sufficient  time to our affairs.  The  persons  serving as our  officers  and  directors  have  existing responsibilities and may have additional  responsibilities to provide management and services to other entities.  As a result,  conflicts of interest  between us and the other  activities  of those persons may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating  time, services,  and  functions  between  the other  business  ventures in which those persons may be or may become involved and our affairs.

We  anticipate  that we will need to raise  additional  capital  to  market  and
distribute   our  wireless   telecommunications   technology  and  complete  our
development.

To market our website and distribute our products and complete our  development, we will be required to raise additional funds. We believe that we may be able to acquire additional  financing at commercially  reasonable rates. There can be no assurance that we will be able to obtain  additional  financing at  commercially reasonable  rates.  We  anticipate  that we will  spend  a lot of  funds  on the marketing and development of our website. Our failure to obtain additional funds would  significantly  limit or  eliminate  our  ability  to fund our  sales  and marketing  activities.  This would have a material adverse affect on our ability to continue our operations.

We anticipate  that we may seek  additional  funding  through  public or private sales of our  securities.  That  could  include  equity  securities,  or through commercial  or  private  financing  arrangements.  Adequate  funds  may  not  be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed  operations or eliminate certain or all of our marketing  programs, either  of  which  could  have a  material  adverse  affect  on our  results  of operations.

We will not sell any assurance shares

         The  400,000  Shares  being  offered  to the  public  are to be offered directly by us, and no individual,  firm, or corporation  has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the
Shares will be sold.

We lack a public  market  for  shares  of our  common  stock,  which may make it difficult for investors to sell their shares.

There is no public  market for shares of our common  stock.  We cannot  guaranty that an active public market will develop,

                                        8
or be sustained.  Therefore,  investors may not be able to find  purchasers  for their shares of our common stock.  Should there develop a significant market for our shares,  the market price for those shares may be significantly  affected by such  factors as our  financial  results and  introduction  of new  products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter  variations and our results of operations, as well as market  conditions in the high technology  sector may have a significant impact  on the  market  price of our  shares.  Further,  the  stock  market  has experienced extreme volatility that has particularly  affected the market prices of stock of many  companies  and that  volatility  often has been  unrelated  or disproportionate to the operating performance of those companies.

Shares Eligible for Future Sale

After the offering we will have  8,818,300  shares of common  stock  outstanding assuming the maximum of 400,000  shares are sold. Of this amount,  the 3,799,300 shares being offered hereby will be freely  tradable  unless held by affiliates.
The remaining  5,013,900 shares of common stock will be "restricted  securities"
as defined in Rule 144 of the Securities  Act of 1933, and will become  eligible for public sale subject to the volume  limitations and other  conditions of Rule
144 commencing one year from the date of their issuance.  However,  3,000,000 of the shares being registered are held by the Officers and Directors. They will be able to sell their shares only if they are  successful in obtaining a listing on the OTC Bulletin Board.

In general,  under Rule 144, a person who has owned  shares of our common  stock for at least one year would be entitled to sell within any three-month  period a number of shares that does not exceed the greater of:

    - One  percent  of the number of shares of common  stock  then  outstanding, which  will  equal  approximately  88,183  shares  immediately  after this offering; or

    - The average  weekly trading volume of the common stock on the OTC Bulletin
      Board during the four calendar  weeks  preceding the filing of a notice on
      Form 144 with respect to such sale.

    Sales  under  Rule 144 are also  subject  to manner of sale  provisions  and notice  requirements and to the availability of current public information about
us.

                                 USE OF PROCEEDS

Following the issuance of 400,000 shares of common stock offered for sale by our company to the public,  this will represent net proceeds to us of  approximately
$86,200 (after deducting expenses of this offering). These proceeds will be used to provide  capital for the further  development  and marketing of our products, allow us to develop  strategic  alliances  and  provide us working  capital  and manage liquidity needs.

The following table sets forth the use of proceeds from this offering.

--------------------------------   --------   --------
      Use of Proceeds                Amount    Percent
--------------------------------   --------   --------
                                   --------   --------

 Transfer Agent Fee                $  1,000        .01%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Printing Costs                    $  1,000        .01%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Legal Fees                        $ 10,000         10%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Accounting Fees                   $  2,500         10%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Marketing                         $ 35,000         16%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Purchase Products                 $ 20,000         20%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Working Capital                   $ 30,000       33.3%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Total                             $100,000        100%
--------------------------------   --------   --------

Management  anticipates  expending these funds for the purposes indicated above.
To the extent that expenditures are less than projected,  the resulting balances will be retained and used for general  working  capital  purposes  which will be allocated according to the discretion of the Board of Directors.  Conversely, to the extent that  expenditures  require the utilization of funds in excess of the amounts  anticipated,  supplemental  amounts  may be drawn from  other  sources,
including,   but  not  limited  to,  general  working  capital  and/or  external financing.  The net proceeds of this offering that are not expended  immediately may be deposited in interest or non-interest  bearing  accounts,  or invested in government obligations,  certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Opportunity to make inquiries.

We will make  available to each  Offeree,  prior to any sale of the Shares,  the opportunity  to ask  questions  and  receive  answers  from  the  management  of
Shopathomekids.com,  Inc.  concerning any aspect of the investment and to obtain any additional  information contained in this Memorandum,  to the extent that we possess the requested  information or can acquire it without unreasonable effort or expense.

Subscription Procedures.

Each  person  desiring  to  subscribe  to the  Shares  must  complete,  execute, acknowledge, and deliver to the us a Subscription Agreement, which will contain, among other provisions,  representations as to the investor's  qualifications to purchase  the common  stock and his ability to evaluate  and bear the risk of an investment  in  the  Shopathomekids.com,  Inc.  By  executing  the  subscription agreement,  the  subscriber  is agreeing that if the  Subscription  Agreement is accepted by the management of  Shopathomekids.com,  Inc., the subscriber will be considered a shareholder in Shopathomekids.com, Inc.

                                       10
Promptly upon receipt of subscription documents by Shopathomekids.com,  Inc., it will make a  determination  within 5 business  days as to whether a  prospective investor  will  be  accepted  as  a  shareholder  in  Shopathomekids.com,  Inc..
Shopathomekids.com,  Inc. may reject a subscriber's  Subscription  Agreement for any  reason.  Subscriptions  will be  rejected  for  failure  to  conform to the
requirements  of  this  Prospectus   (such  as  failure  to  follow  the  proper
subscription  procedure),   insufficient  documentation,  over  subscription  to
Shopathomekids.com,   Inc.,  or  other  reasons  as   Shopathomekids.com,   Inc.
determines to be in its' best interest.  If a subscription is rejected, in whole or in part,  the  subscription  funds,  or  portion  thereof,  will be  promptly returned to the  prospective  investor  without  interest by  depositing a check
(payable  to said  investor)  in the amount of said  funds in the United  States mail, certified  returned-receipt  requested.  Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

                         DETERMINATION OF OFFERING PRICE

The  offering  price is not based upon  Shopathomekids.com,  Inc.  's net worth, total asset value, or any other objective measure of value based upon accounting measurements.

                                    DILUTION

Dilution  is a  reduction  in the  net  tangible  book  value  of a  purchaser's investment  measured by the  difference  between the purchase  price and the net tangible  book value of the  Shares  after the  purchase  takes  place.  The net tangible book value of Common Stock is equal to stockholders'  equity applicable to the Common Stock as shown on the our balance  sheet  divided by the number of shares of Common Stock  outstanding.  As a result of the dilution,  in the event the we are  liquidated,  a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

Our net  tangible  book value as of  November  30,  2000 was $4,928 or .0005 per share.  The adjusted pro forma book net tangible  book value after this offering will be $0.0118 based on an assumed  initial public  offering price of $0.25 per share.  Therefore,  purchasers  of shares of common stock in this  offering will realize  immediate  dilution  of $0.2382  cents per share or over 94.8% of their investment. The following table illustrates dilution:

Assumedinitial public offering price per share ............................   $     0.25

Net tangible book value per share as of November 3o, 2000 .................   $     0.0005

Increase in net tangible book value per share attributable to new investors   $     0.0113

Pro forma net tangible book value per share after this offering ...........   $     0.0118

Dilution per share to new investors .......................................   $     0.2382
The following  table  presents the following  data as of November,  30, 2000 and assumes an offering price of $0.25 per share for our new investors:

o    the average price per share paid before  deducting  estimated  underwriting fees and our estimated offering expenses; and

o    the average price per share when the stock was issued for payment.

                                       11

 .                         Shares of   **               **
 .                         Common      **               **           Average Price
 .                         Stock       Consideration    **           Per Share
 .                         Acquired    Amount           Percent      ***

Existing shareholders .   8,418,300   $        8,418         7.7%   $        .001

New Investors               400,000   $      100,000        92.2%   $         .25

Totals                    8,818,300   $      108,418         100%             100%

                              PLAN OF DISTRIBUTION

The shares of common stock covered by this  Offering are being offered  directly by our  President  Lewis  Prowse.  We  have  not  employed  the  services  of an underwriter to market the shares.  The offering will be open for 120 days. If at the end of 120 days we have not raised any funds,  the offering will be extended for an additional  120 days. If the 240 day period expires  without  raising any funds, we will stop all fund raising activities at that time. We will market the
400,000 shares to a limited number of individuals  known to management We will market the shares to a limited number of individuals  known to management  within the state of Texas.  After a prospectus has been  delivered to a prospective  purchaser we will sell our shares to the individuals  who initiate  contact to inform us they elect to subscribe to our offering.

Our  President  Lewis Prowse II and our  Secretary/Treasurer  Larry Ballard will offer a maximum of 400,000 Shares of our common stock, par value $.001 per Share to the  public.  The  400,000  shares  will be  offered  to a limited  number of individuals.  Messrs.  Prowse and  Ballard  will not sell any of their  personal shares until after the shares are trading on the OTC Bulletin  Board  maintained by the NASD as per the oral agreement between  Shopathomekids.com,  Inc. and our officers and directors.  The funds will be available to us as soon as the shares are sold.  The minimum  purchase  required of an investor is $100.00.  The gross proceeds to Shopathomekids.com,  Inc. will be $100,000 if all the Shares offered are sold.  No  commissions  or other  fees will be paid to  Messieurs  Prowse or
Ballard directly or indirectly by us in relation to this offering.  The Officers and Directors  will not be offering  their shares in private  transactions.  Our
Officers and Directors will be able to sell their shares through the open market when we are admitted to trade on the OTC Bulletin Board maintained by the NASD.

Each  person  desiring  to  subscribe  to the  Shares  must  complete,  execute, acknowledge,  and deliver to Shopathomekids.com,  Inc. a Subscription Agreement,
which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the  risk  of an  investment  in  Shopathomekids.com,  Inc..  By  executing  the subscription  agreement,  the  subscriber is agreeing  that if the  Subscription
Agreement  is  accepted,  the  subscriber  will  be  deemed,  a  shareholder  of
Shopathomekids.com, Inc.

Promptly  upon  receipt  of  subscription  documents  by  us,  we  will  make  a determination  within 5 business days as to whether a prospective  investor will be  accepted  as a  shareholder  in  Shopathomekids.com,  Inc.  We may  reject a subscriber's  Subscription  Agreement  for  any  reason.  Subscriptions  will be rejected for failure to conform to the  requirements of this Prospectus (such as
failure   to   follow   the   proper   subscription   procedure),   insufficient
documentation,  over subscription to Shopathomekids.com,  Inc., or other reasons as we may determine to be in our best interest.  If a subscription  is rejected, in whole  or in part,  the  subscription  funds,  or  portion  thereof,  will be promptly  returned to the prospective  investor without interest by depositing a check  (payable  to said  investor)  in the  amount of said  funds in the United
States mail,  certified  returned-receipt  requested.  Subscriptions  may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

Limited Public Market for Our Securities.

                                       12
Prior to the  Offering,  there has been no public  market for the  Shares  being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their  securities at prices equal to or greater than the respective  initial  public  offering  prices.  The market  price of the Shares may be  affected  significantly  by factors  such as announcements by Shopathomekids.com,  Inc. or its competitors, variations in our results of  operations,  and market  conditions in the toy sales and  e-commerce industries  in general.  The market  price may also be affected by  movements in prices of stock in  general.  As a result of these  factors,  purchasers  of the
Shares  offered  hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

Our Shares will be quoted on the "Electronic  Bulletin  Board"  regulated by the
National  Association of Securities  Dealers. In view of the fact that no broker will be involved in the Offering,  it is likely to be difficult to find a broker who is  willing  to make an  active  market in the  stock.  The  Securities  and
Exchange  Commission (the "Commission") has adopted  regulations which generally define "penny stock" to be any equity security that has a market price less than
$5.00 per share. Shopathomekids.com,  Inc.'s shares will become subject to rules that impose additional sales practice  requirements on  broker-dealers  who sell penny  stocks  to  persons  other  than  established  customers  and  accredited investors  (generally those with assets in excess of $1,000,000 or annual income exceeding  $400,000,  or $300,000 together with their spouse).  For transactions
covered  by  these  rules,   broker-dealers  must  make  a  special  suitability
determination  for the purchase of these  securities  and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally,  for any  transaction  effected  involving a penny  stock,  unless exempt,  the  rules  require  the  delivery,  prior  to  the  transaction,  of a disclosure  schedule  prepared  by the  Commission  relating  to the penny stock market. A broker-dealer  also must disclose the commissions  payable to both the broker-- dealer and the registered  representative,  and current  quotations for the securities. Finally, monthly statements must be sent disclosing recent price information  for the penny  stock held in the  account  and  information  on the limited  market in penny  stocks.  Consequently,  these rules may  restrict  the ability of  broker-dealers  to sell  Shopathomekids.com,  Inc.'s  Shares and may affect the ability of purchasers  in the Offering to sell our  securities in the secondary  market.  There  is no  assurance  that  a  market  will  develop  for
Shopathomekids.com, Inc. 's Shares.

                                LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings.

                          DIRECTORS, EXECUTIVE OFFICERS
                               AND CONTROL PERSONS

The names,  ages,  and  respective  positions of the  directors,  officers,  and significant employees of Shopathomekids.com, Inc. are set forth below. There are
no  other  persons   which  can  be  classified  as  a  controlling   person  of
Shopathomekids.com, Inc. .

Lewis  Prowse II, 46, our  President  as well as Director  has,  for the past 15 years, been a partner in Anderson and Prowse Services, a plumbing and electrical repair service in Desoto, Texas. As the owner/operator he is responsible for all day to day operations of running a successful  business  including  managing all accounts payable and receivable as well as all quarterly and year end filings.

Larry E. Ballard, 26, is our Secretary/Treasurer and also a Director.  Larry has attention  to  detail  and a sincere  passion  for the area of  bookkeeping  and secretarial  tasks.  From 1998 thru the  present he has been  employed by J.M.C.
Food  Service  Distribution,  Inc.  Maintaining  client  accounts  delivering  &
maintaining  products.  Aug.  1995-  Aug.  1998  Larry  was  employed  by P.F.G.
Performance, Inc. of Mckinney, Tx. As a Customer Service Representative.

                                       13
Tarja J. Mees, 29, Director,  has recently acquired extensive IT skills, as well as in depth  knowledge in platforms such as Sun Solaris,  Unix, and a variety of
Internet   based   development   systems.   She  held  the  position  of  Office
Administrator for Lew Lieberbaum & Co., Inc., a retail brokerage firm in Dallas,
Texas,  where she was responsible for the day to day business  operations of the branch as well as the daily,  weekly,  monthly  reports.  She held this position from 1994 to 1996..  From 1996 to present , Tarja has been the  President of TAR
Financial, a private business consulting company, where she has been involved in numerous private businesses and in the planning of businesses going from private corporations into the public marketplace.

Romie  Krickbaum,  51, Director  brings to us over 20 years of Customer  Service experience.  She is currently  employed by W.N.A. Cups Illustrated as a Customer
Service  Representative.   Duties  include  pricing,  accounts  receivable,  and
maintaining  relationships  with various clients.  From Oct. 1991 thru July 1998 she was  the  Customer  Service  Manager  for  the  Wal-mart  store  located  in
Lancaster, Texas.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

 .The following table sets forth,  as of July 31, 2000 the outstanding  Shares of common stock of Shopathomekids.com, Inc. owned of record or beneficially by each person  who owned of record,  or was known by  Shopathomekids.com,  Inc.  to own beneficially,  more than 5% of Shopathomekids.com,  Inc.'s Common Stock, and the name and share  holdings  of each  officer  and  director  and all  officers  an directors as a group:

              --                   --                   --                    --    Percentage of
              --                   --                   --                    --    Class Owned if
              --                   --                   --                    --    the Beneficial
              --                   --                   --    Percent of Class      Owners Sell all
 Title of          Name and Address of  Amount and Nature     Owned Before the      of their
 Class             Beneficial Owner     of Beneficial         Offering              Registered Shares
                                             Owner

                Lewis Prowse II
 Common            President
                211 Bob White
                Desoto, TX 75123                   1,017,500                  12.1%                  5.8%

                Larry Ballard
                Secretary/Treasurer
 Common            1525 Jesse Ramsey
                Blvd.
                Cedar Hill, TX 75104               1,017,500                  12.1%                  5.8%

                Tarja Mees
                Director
 Common            1353 Middleton Dr.
                Cedar Hill, TX 75104               2,981,000                  35.1%                 22.2%

                Romie Krickbaum
                Director
 Common            708 Hillcrest
                Cedar Hill, TX 75104               3,003,000                  35.3%                 22.5%

 Common            All officers and
                Directors as a group               8,019,000                  94.6%                 56.3%

Common             All officers and
                Directors as a group               8,019,000                  94.6%                 56.3%
                                       14

                            SELLING SECURITY-HOLDERS

Shopathomekids.com,  Inc. is registering for offer and sale shares of its common stock  held  by  it's  Officers  and  Directors  along  with  21  other  selling security-holders..  The selling security-holders may offer their shares for sale on a  continuous  basis  pursuant  to Rule 415  under  the 1933  Act.  SEE "RISK
FACTORS--Additional  Shares  Entering Public Market without  Additional  Capital
Pursuant to Rule 144" and the  "Officers  and  Directors"  May sell their shares
Subsequent to the effective date of this  prospectus,  Shopathomekids.com,  Inc.
intends to apply for quotation on the OTC Bulletin  Board which is maintained by
Nasdaq for its common stock; however,  there can be no assurance that the common stock will be accepted for  quotation  thereon.  SEE "RISK  FACTORS--No  Current
Trading Market for  Shopathomekids.com,  Inc. 's Securities" and "DESCRIPTION OF
SECURITIES--Admission  to  Quotation  to  Nasdaq  SmallCap  Market  and NASD OTC
Bulletin Board"

All  of  the  shares   registered   herein  will  become  tradeable  after  this
registration statement has been declared effective and may be sold after we have been admitted to trade on the Over The Counter  Bulletin Board maintained by the
National Association of Securities Dealers.

The following  table sets forth the  beneficial  ownership of the shares held by each person who is considered a selling security-holder.

                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------
                                        --     Number of   Percentage of    Percentage of
Name and Address of                   Common      Shares   Stock Owned      Stock Owned
Beneficial Owner                               Stock Owned Prior tored      After the
                                        --      for Sale   Offering         Offering (1)
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Lewis Prowse II
President
211 Bob White
Desoto, TX 75123 (2)               1,017,500     500,000            12.1%             5.8%

                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Larry Ballard
Secretary/Treasurer
1525 Jesse Ramsey Blvd
Cedar Hill, TX 75104 (2)           1,017,500     500,000            12.1%             5.8%

                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------
Tarja Mees
Director
1353 Middleton Dr.
Cedar Hill, TX 75104 (2)           2,981,000   1,000,000            35.1%            22.2%

                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------
Romie Krickbaum
Director
708 Hillcrest
Cedar Hill, TX 75104 (2)           3,003,000   1,000,000            35.3%            22.5%

                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Addie McConachie
704 Bridgeport Dr. # 3
Bismark, ND 58504                     44,000      44,000   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Carol Jean Gehlke
23 Corporate Plaza #180
Newport Beach, CA. 92660              30,800      30,800   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Ken Krickbaum
800 West Renner Rd. #2626
Richardson, TX 75080                  16,500      16,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Kevin Krickbaum
820 Preston Road
Red Oak, TX 75154                      6,600       6,600   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Maria Morado
2736 McKinney
Lancaster, TX 75146                    5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Bette Grigorio
2043 Noble View Drive
Rancho Palos Verdes, CA90275           5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Michelle Grigorio
800 West Renner Road #2626
Richardson TX, 75080                   6,600       6,600   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Clark Krickbaum
545 Fawn Ridge Drive # 120
Dallas, TX 75224                      16,500      16,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Cody Shane Living Trust
Dtd. 12/29/98
301 N. Joe Wilson # 511
Cedar Hill, TX 75104                  49,500      49,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Wade J. Vogel
1108 27th Street N.W
Mandan, ND 58554                      11,000      11,000   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

David Clifton
753 Bandit Trail
Keller, TX 76180                      11,000      11,000   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Arlin Mees
4727 Thunder Road
Dallas, TX 75224                       5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Tammy Mees
2021 N. 3rd Street
Bismarck, ND 58501                     5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Ralph Rodriguez
1334 Boyd Street
Cedar Hill, TX 75104                   5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Aaron T. Solganic
2419 Ellis Street
Dallas, TX 75204                       5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Ron Terranova
8533 Vivid Violet
Las Vegas, NV 89143                    5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Kelly Charles
87 Sea Holly
Henderson, NV 89014                  168,300     168,300               2%   *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Total Shares Registered for Sale                                  3,399,300
--------------------------------------------------- ------------ -------------

* Denotes less than 1%

(1) Assumes sale of all shares offered by the selling security holders.

                                       16
(2) Represents our Officers and Directors who will be selling their shares.

In the event the selling  security-holders receive payment for the sale of their shares, Shopathomekids.com, Inc. will not receive any of the proceeds from these sales.  Shopathomekids.com,  Inc. is bearing all expenses in connection with the registration of the shares for the selling security-holders.

The shares owned by the selling  security-holders  are being registered pursuant to Rule 415 of the General Rules and  Regulations of the Securities and Exchange
Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415,  Shopathomekids.com,
Inc. has given certain undertakings in Part II of the Registration  statement of which this  prospectus is a part which, in general,  commit  Shopathomekids.com,
Inc. to keep this prospectus  current during any period in which offers or sales are made pursuant to Rule 415.

                            DESCRIPTION OF SECURITIES

General Description

The  securities  being  offered  are shares of common  stock.  The  Articles  of
Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001 and  50,000,000  shares of  preferred  stock at $0.001 The holders of the Shares:  (a) have equal  ratable  rights to dividends  from funds legally available therefore, when, as, and if declared by the Board of Directors of  Shopathomekids.com,  Inc. ; (b) are entitled to share  ratably in all of the assets of Shopathomekids.com, Inc. available for distribution upon winding up of
the  affairs  of   Shopathomekids.com,   Inc.  ;  (c)  do  not  have  preemptive
subscription  or  conversion  rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which  shareholders  may vote at all  meetings  of  shareholders.
These  securities do not have any of the  following  rights:  (a)  cumulative or special  voting  rights;  (b)  preemptive  rights to  purchase  in new issues of
Shares;  (c)  preference  as to  dividends  or  interest;  (d)  preference  upon liquidation;  or (e) any other special rights or preferences.  In addition,  the
Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing  arrangements or otherwise.  See a copy of the  Articles  of  Incorporation,  and  amendments  thereto,  and  Bylaws  of
Shopathomekids.com,  Inc. , attached as Exhibit  3.1,  Exhibit  3.2, and Exhibit
3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common  Stock of  Shopathomekids.com,  Inc. do not have cumulative  voting rights,  which means that the holders of more than 50% of our outstanding Shares,  voting for the election of directors,  can elect all of the directors to be elected,  if they so choose.  In this event,  the holders of the remaining  Shares will not be able to elect any of  Shopathomekids.com,  Inc. 's directors.  Our officers will hold approximately 56.4 percent of our outstanding common stock. Therefore,  our Officers and Directors will be able to control the vote on any matters requiring a shareholder vote.

Dividends.

We do not currently  intend to pay cash dividends.  Shopathomekids.com,  Inc. 's proposed  dividend  policy  is to  make  distributions  of its  revenues  to its
stockholders  when   Shopathomekids.com,   Inc.  's  Board  of  Directors  deems
distributions appropriate.  Because Shopathomekids.com,  Inc. does not intend to make cash distributions,  potential shareholders would need to sell their shares to  realize a return on their  investment.  There  can be no  assurances  of the projected  values of the shares,  nor can there be any guarantees of the success of Shopathomekids.com, Inc. .

A  distribution  of  revenues  will  be  made  only  when,  in the  judgment  of
Shopathomekids.com, Inc. 's Board of Directors, it

                                       17
is in the best interest of  Shopathomekids.com,  Inc. 's  stockholders to do so.
The Board of Directors will review,  among other things,  the investment quality and marketability of the securities considered for distribution; the impact of a distribution  of the  investee's  securities  on its  customers,  joint  venture associates,  management contracts, other investors,  financial institutions, and our internal management,  plus the tax consequences and the market effects of an initial or broader distribution of our securities.

Transfer Agent.

We have engaged the services of Nevada Agency and Trust Company of Reno,  Nevada to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named  expert or counsel  was hired on a  contingent  basis,  will  receive a direct or indirect  interest in the small  business  issuer,  or was a promoter, underwriter,  voting  trustee,  director,  officer,  or  employee  of the  small business issuer.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No  director  of  Shopathomekids.com,  Inc.  will  have  personal  liability  to
Shopathomekids.com,  Inc. or any of its  stockholders  for monetary  damages for breach of  fiduciary  duty as a director  involving  any act or  omission of any director  since  provisions  have been  made in the  Articles  of  Incorporation limiting  liability.  The foregoing  provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's  duty of loyalty to
Shopathomekids.com,  Inc. or its stockholders, (ii) for acts or omissions not in good faith or, which involve  intentional  misconduct or a knowing  violation of law, (iii) under  applicable  Sections of the Texas Revised  Statutes,  (iv) the
payment  of  dividends  in  violation  of  Section  78.300 of the Texas  Revised
Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The  By-laws  provide  for  indemnification  of  the  directors,  officers,  and employees of  Shopathomekids.com,  Inc. in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of  Shopathomekids.com,  Inc. if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties;  provided that in the event of a settlement the indemnification  will apply only when the Board of Directors approves a settlement and  reimbursement  as being for the best interests of the
Corporation.  The Bylaws,  therefore,  limit the  liability  of directors to the maximum extent permitted by Texas law (Section 78.751).

The  officers and  directors of  Shopathomekids.com,  Inc.  are  accountable  to
Shopathomekids.com,  Inc.  as  fiduciaries,  which  means they are  required  to exercise good faith and fairness in all dealings  affecting  Shopathomekids.com,
Inc. . In the event that a shareholder  believes the officers  and/or  directors have violated their fiduciary duties, the shareholder may, subject to applicable rules of civil procedure,  be able to bring a class action or derivative suit to enforce the shareholder's rights,  including rights under applicable federal and state  securities  laws and  regulations to recover  damages from and require an accounting by management..  Shareholders  who have suffered losses in connection with the  purchase  or sale of their  interest  in  Shopathomekids.com,  Inc. in connection with a sale or purchase,  including the misapplication by any officer or director of the proceeds  from the sale of these  securities,  may be able to recover those losses from Shopathomekids.com, Inc. .

The registrant undertakes the following:

Insofar as indemnification  for liabilities  arising under the Securities Act of
1933 (the "Act") may be permitted to
                                       18
directors,  officers  and  controlling  persons  of the  small  business  issuer pursuant to the foregoing  provisions,  or otherwise,  the small business issuer has been advised that in the opinion of the Securities  and Exchange  Commission that  indemnification  is against  public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

SHOPATHOMEKIDS.COM, INC.

History and Organization

We were formed in the State of Texas as Yippyyahoo.com, Inc. on October 27 1999.
In June 2000 the our was changed to the current name of Shopathomekids.com, Inc.
At the time of the name change the President  Mrs. Romie  Krickbaum  resigned as
President.  As a result of the resignation of Mrs. Krickbaums,  Mr. Lewis Prowse
II was  elected as the new  president  and took  control  at that time.  Also in
February  2000  there  was a 1100 to 1  forward  split in  preparation  for this registration  statement and the process of going public. We were formed to allow kids  and  teens a  central  gathering  place  on the  internet  to  chat,  play intereactive games and shop for kids and teens products in what we believe to be a safe environment that promotes a moral lifestyle.

         Our  principal  office  location  is 223 E. FM 1382,  Suite 12720 Cedar
Hill, Texas, 75104 The telephone number is (817) 577-4726.

The Business

We are a  developmental  stage  company  that is in the  business  of  retailing products to young consumers  eighteen years old or younger via the Internet.  We intend to use the  internet  to  transact  business,  market our  products,  and provide  customer  service.  The products  offered by us will include name brand toys,  games,  electronics,  and software  that targets young  consumers.  Young consumers will also be able to chat, send email, and play free games online.

We are  truly  virtual!  There  will  be no  storefront  and  little  inventory.
Customers  connect  via our  website  (www.shopathomekids.com),  where  they can search a database of name brand products by title, author,  subject, or keyword.
If the customer  finds a product they want to buy, they then use online forms to specify  shipping  information,  gift-wrapping,  etc. Payment is by credit card, submitted  via the Web - the  transaction  is  safeguarded  by  encryption.  Our encryption will allow secure storage of credit card  information  that cannot be accessed  by the  merchant  account.  Only the owner of the credit  card will be allowed  access  to his or her  information.  We plan to also  offer a means  to prepay a credit  card for use by younger  consumers.  We intend to create a full interactive  shopping  experience  by providing  the means to  communicate  with customer service representatives via video-conferencing and/or an internet phone as  technology  advances and offer  quality  service to  customers.  Through our technology  we are able to  filter  the  types  of  websites  accessed  by users directly form our website. In order for a user to go to another website that may not be suitable for kids,  the user must leave our website  before access to the unsuitable website can be gained.

Marketing

We are  currently  attempting  to introduce  our company to suppliers  and other companies  that will allow us to offer more  products  through our website.  Our primary efforts are being focused on telephone  introductions.  Thus far we have secured the services of S.D.S.  Wholesale to provide products for  distribution.
We have been unable to secure  additional  alliances  because of the size of our company and lack of experience of our management.

We intend to utilize several marketing channels to build our brand name and gain market share. Traditional advertising

                                       19
such as TV, cable, radio,  newspapers,  and magazines will be used to market the website to  consumers.  Also,  banner ads will be used at kids target sites over the  Internet.  Shopathomekids.com  will form  strategic  alliances  with  other
Internet portals that target young consumers to build market share. According to
IDC,  online  merchants  pay anywhere  from $0.90 to $2.67 per visitor for large volume marketing deals with portals.

Current  software  that  enables us to capture our  customer's  information  and determine  buying  habits will be  utilized  to offer the younger  member a more personalized  experience.  There are currently three types of technologies  that help  better  manage  customer  relationships:  post-sales  follow-up,  customer segmentation  and  evaluation,  and  stickiness  drivers.  They all automate and facilitate the various aspects of customer relationship management.

We plan to utilize  Post-sales  follow-up to offer superior customer service for all sales with  self-service  tools.  These include  lists of  frequently  asked questions and their answers,  knowledge databases, and message boards. We intend to  integrate  support  and  management  into  their  cost  of  sales.  Customer evaluation and segmentation technologies help companies analyze and profile site visitors so they can determine who the most profitable customers are. Stickiness drivers are tools and programs that keep  customers  coming back to a particular site. By deploying  these tools,  we can  streamline  our service  offerings and costs,  evaluate  and  target  our  key-customer  base,  and market to them on a one-to-one  basis.  This strategy  should build lifetime value and retention for the long term.

We intend to make attempts  co-advertise with suppliers and well-known  Internet portal  and  advertising  companies  to  increase  brand  awareness.  The key to building market share and brand recognition is to gain exclusive  alliances with suppliers and Internet advertisers. To achieve this, we must prove that we are a viable candidate for long-term  growth,  and will require payments in advance to
"lock-in" advertising.

Marketing and Product Objectives

Our  marketing  intent is to take full  advantage of our brand  potential  while building a base from which  other  revenues'  sources can be mined in the retail business. These are detailed in three areas below:

|_|  Current Markets. We are not currently in any markets and we do not have any customers.  Our goal is to establish our brand at the retail level and gain access into the retail markets.  In addition,  we believe that after a full launch  of our web site and gain  customers  we will  attempt  to  increase consumer  awareness  and hope to  stimulate  repeat  purchases.  With  this increase in sales,  more desirable  supplier  distribution  channels should become available, increasing efficiency and saving costs.

|_|  New Markets.  We will attempt distribute and market its products worldwide, offering several languages and currency options to assist the international customer, allowing a simple purchase by the consumer.

We intend to register and trademark our brand name to prevent  competitors  from copying our name.

KidZ-and-TeenZ Credit Card

We intend to enable our young consumers to use a Shopathomekids.com  credit card online  controlled by parents,  grandparents,  or friends.  For example,  a kids parent may want to prepay fifty dollars to provide a gift.  However,  the parent may not want to pick  the  gift.  The kid can use the  credit  card to  transact purchases  online and play video games,  while  learning the value of money.  We intend to partner with a financial  institution to provide a secure  transaction processing system and limit the risks associated with credit card processing. We also intend to build an internal transaction  processing system that will enable in house servers to provide fast execution of customer transactions.

Recently,  four sites have  launched,  that make it easy for kids to shop online without their own credit card. ICanBuy, RocketCash, Cybermoola, and DoughNET let parents set up accounts for their kids with a credit card, cash or money

                                       20
order. Parents can set spending limits and keep track of what's being purchased.
All of the sites  position  themselves as  environments  where kids can learn to manage money and credit. We will  differentiate  ourself by providing a complete shopping experience to young consumers.

Competition

Our major  competition  will be companies that have a great deal more assets and established sales such as Amazon.com,  E-toys, and Toys R us. We realize that we can not compete  directly with these  companies  however,  we do believe that we have  differences  that will make our website  appealing.  The  differences  are listed below in the section labeled "Points of Difference"

Points of Difference

There are  several  "points  of  difference"-characteristics  that  should  make
Shopathomekids.com more attractive to young consumers:

1.   Interactive  shopping;  Shopathomekids.com  intends to offer the customer a simple and exciting shopping experience. Young consumers will interact with others  online  and  interact  with  customer  service.  Chat rooms will be available as will email capabilities.  Young consumers will be able to play online video games once they have gained  access to the  website.  The fact that consumers can play games and shop within the same web site should make our web site more attractive.

2.   Credit  Card for Young  Consumers;  Shopathomekids.com  intends to offer to kids a prepaid  credit card for online  purchases.  Parents can  purchase a gift by prepaying the card. The kid selects the product to be purchased.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following  financial  review and analysis is intended to assist  prospective investors in understanding and evaluating the financial condition and results of operations of  Shopathomekids.com,  Inc.,  for the year ended November 30, 2000.
This information  should be read in conjunction with their Financial  Statements and  accompanying  notes thereto,  "Selected  Financial Data" and other detailed information  regarding  Shopathomekids.com,  Inc.  appearing  elsewhere  in this
Prospectus.

                                    OVERVIEW

We were formed in October 1999 as  Yippyyahoo.com,  Inc. as a website that would offer  products,  video games and chat areas for kids and teens under the age of
18. In June 2000 the name was changed to its current name of Shopathomekids.com,
Inc.  and has  been  operating  under  that  name  since.  We  plan  to  offer a proprietary credit card system that will allow young people to purchase products through the internet. The purchaser will only be able to purchase products in an amount no more than the amount of credit that has been credited to their card.

                                       21
                              RESULTS OF OPERATIONS

Limited Operations

Since  inception  in October 1999 we reported a loss of ($31,660) as of November
30, 2000 or a loss of ($0.003)  per share.  We have only had limited  operations and have not had any revenues through November 30, 2000 since our  incorporation in October 1999. As of November 30, 2000 we have been conducting web development and contacting  possible  suppliers and  distributors  for products that will be offered on our website.  We have secured S.D.S Wholesale as the initial supplier for our products.  S.D.S.  Wholesale  supplies  products to small retail outlets primarily in the eastern united states.

Capital and Liquidity

Liquidity  is  a  measure  of  a  company's   ability  to  meet  potential  cash
requirements,  including ongoing  commitments to fund lending activities and for general  purposes.  We have  relied on loans from  shareholders  in the past for operating expenses.

We have a significant  ongoing  liquidity needs to support our existing business and continued growth.  Our liquidity is actively managed on a periodic basis and our financial status,  including our liquidity,  is reviewed periodically by our management.  This process is intended to ensure the  maintenance  of  sufficient funds to meet our ongoing capital needs.

We have  historically  relied  upon loans from  shareholders  to provide for our
capital  requirements.   Management  believes  that  funds  received  from  this
offering,  together with cash on hand at November 30, 2000 will be sufficient to provide for our  capital  requirements  for at least the next 12 months.  We may seek  additional  equity  financing  in the fourth  quarter  of 2001  through an offering  of our  common  stock,  and  contemplate  that this  offering,  before expenses  relating to the offering,  will be no less than $2 million and no more than $5  million.  There can no  assurance  that we will be able to  complete an additional offering of our common stock.

                           12 MONTH PLAN OF OPERATION

Fourth Quarter 2000- Third Quarter 2001

We are  developing  a website  community  that will offer access to online video games and  shopping,  as well as,  chat  rooms that cater to both young kids and teenagers.  We will attempt to form strategic  partnerships with wholesalers and distributors of brand name  merchandise  including toys,  games, and electronics that will enable us to sell to consumers directly over the Internet. In addition to solidifying  partnerships with established shippers to ensure timely delivery of merchandise to the consumer.

We are making  efforts to form strategic  alliances with other Internet  portals that target young  consumers to build market share and try to form  alliances in order to  co-advertise  with suppliers and with companies such as AOL and Yahoo!
to increase brand  awareness.  We are also in the process of creating banner ads and will promote banner ad exchange  opportunities with other web sites in order to increase  market share.  We have secured the services of S.D.S Wholesale as a distributor for products that will be ordered.

We will continue  development of our online credit card,  which is controlled by parents,  grandparents,  or friends,  which  enables  young  consumers  to use a
shopathomekids.com credit card. The credit card system is scheduled to go online by the second  quarter of 2001.  Our website is  scheduled  to go online  midway through the first quarter of 2001. At that time, until our credit card system is operational, customers will be able to purchase products through the traditional method of placing the credit card  information in a  standardized  form. We also expect to have several other languages and currency options developed and in use by the third quarter of 2001.

                                       22
We are currently  testing our website.  It is  operational  however,  we are not accepting  orders at this time. Our developers  will continue to test the system to ensure optimal  performance of all systems from Log on to shipment of product and  customer  satisfaction.  We plan to have all of our  testing  completed  by midway  through the first quarter of 2001 in order to do a limited launch of our website.

During  the  fourth  quarter  2000 and first  quarter  2001 we intend to conduct several  test runs of the entire  system,  conduct  site  analysis,  transaction
analysis  and  evaluate   accordingly,   hardware,   software,   and   personnel
requirements to initiate a full launch of our website second quarter 2001.

RECENT ACCOUNTING PRONOUNCEMENTS

In  June  1998,  the  Financial   Accounting  Standards  Board  ("FASB")  issued
Statements of Financial  Accounting  Standards ("SFAS") No. 133,  ACCOUNTING FOR
DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES,  which establishes accounting and reporting standards for derivative instruments and hedging activities.  SFAS No.
133 requires  recognition  of all  derivative  instruments  in the  statement of financial  position  as either  assets or  liabilities  and the  measurement  of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS 137 amended FAS 133 and changed the effective date for fiscal years  beginning  after June 15, 2000.  The adoption of SFAS No.
133  and  137  is  not   expected  to  affect  the   financial   statements   of
Shopathomekids.com, Inc.

MARKET SUMMARY

Our main focus is to fulfill a demand for more kid  oriented  websites  that are safe and secure.

The  following  has  been  provided  to show  the  current  type of  market  and statistical  data in relation  to the market  Shopathomekids.com,  Inc.  will be competing in:

|_|  FIND/SVP  reports that 14% of the under-18  consumer is currently online in the U.S. There are currently more than 10 million children online today. 45 million children are expected to be online by 2002.

|_|  Computer  Intelligence  reports that more than 50% of U.S.  households with kids own PC's.

|_|  USA Today  reports  that 98% of U.S.  teens have used a  computer.  And, of those, 32% of 16 and 17 year olds spend 5+ hours a week online.

|_|  Jupiter  Research reports that the number of kids with classroom Web access will increase from 1.5 million in 1996 to 20.0 million in 2002.

                             DESCRIPTION OF PROPERTY

We currently own the following property in connection with our operations:

     (a) We currently  have computer  equipment,  software and office  furniture valued at $17,420.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a loan  outstanding  to one of our  shareholders  Carol Jean  Gelhke for
$30,000 and is payable by the year 2002.  For more  information  concerning  the promissory note please SEE EXHIBIT 99.1. We have an additional loan  outstanding to one of our shareholders Mr. Clark Krickbaum of $10,000 from October 28, 1999.
We will pay $10,000  interest  if the note is paid  within 18 months;  if repaid after  18  months,  we will  pay  interest  of  $20,000.  . Ms.  Gelhk e and Mr.
Krickbaum  are  shareholders  only and are not  affiliated  with us in any other manner.  On or about November 29 we issued  8,140,000 shares of our common stock to our founders valued at $8,140. We also issued 168,300

                                       23

shares of our common stock for  preparation  of this  registration  statement to shareholder  Kelly Charles valued at $14,020.  This  transaction can be found in
NOTE  # 5  OF  NOTES  TO  FINANCIAL  STATEMENTS  concerning  non-cash  financing activities.  As  stated  in  note # 5 one of our  directors,  Mrs.  Tarja  Mees, contributed  fixed assets with a historical cost basis of $13,400.  The value of these assets have been  determined  by using the value of the original  purchase price due to the contemporaneous purchase of assets and contribution.

Our Board of Directors has determined that the services and assets provide to us by affiliates  were at a reasonable  value because of the flexibility in payment terms and the lack of working  capital at the time the services  were  performed and assets were contributed.

                            MARKET FOR COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS.

     (a)  Market Information.
         Shopathomekids.com, Inc. 's Shares are not traded.

     (b)  Holders of Common Equity.
         As of November 30, 2000,  there were 21  shareholders  of record of our common stock.

      (c)  Dividends.

         We have not declared or paid a cash dividend to Stockholders. The Board of  Directors  presently  intends to retain any earnings to finance our operations  and does not  expect to  authorize  cash  dividends  in the foreseeable  future.  Any payment of cash  dividends in the future will depend upon Shopathomekids.com,  Inc. 's earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

(a)  No officer or  director  of  Shopathomekids.com, Inc. is  receiving  any remuneration at this time and does not plan to offer any remuneration until the corporation has sustained revenues.

(b)  There are no annuity, pension or retirement benefits proposed to be paid to officers,  directors,  or  employees  of the  corporation  in the  event of retirement at normal  retirement  date  pursuant to any presently  existing plan  provided  or  contributed  to  by  the  corporation  or  any  of  its subsidiaries.

(c)  No  remuneration  is proposed to be in the future directly or indirectly by the  corporation  to any  officer  or  director  under  any  plan  which is presently existing.

                                       24
Included below are the previously audited statements for July 31, 2000 and the unaudited statements for April 30th, 2001.

FINANCIAL STATEMENTS

      Set forth below are the our audited  financial  statements  for the period ended July 31, 2000.  The following  financial  statements  are attached to this report and filed as a part thereof.

Shopathomekids.com  has adopted the provisions of Financial Accounting Standards
Board  Statement No. 109,  Accounting for Income Taxes.  They account for income taxes pursuant to the  provisions of the Financial  Accounting  Standards  Board
Statement No. 109,  "Accounting  for Income Taxes",  which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary  differences  between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  on contingent assets and liabilities at the date of the financial  statements,  and the  reported  amounts of revenues  and expenses  during the  reporting  period.
Actual results could differ from those estimates.

                                       25

                            SHOPATHOMEKIDS.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JULY 31, 2000

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

CONTENTS

INDEPENDENT AUDITORS' REPORT                                     1

BALANCE SHEET                                                    2

STATEMENT OF OPERATIONS                                          3

STATEMENT OF STOCKHOLDERS' DEFICIENCY                            4

STATEMENT OF CASH FLOWS                                          5

NOTES TO  FINANCIAL STATEMENTS                                   6-9

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF SHOPATHOMEKIDS.COM, INC.

We have audited the accompanying  balance sheet of  Shopathomekids.com,  Inc. (A
Development  Stage  Company) as of July 31, 2000 and the related  statements  of operations,  stockholders' equity and cash flows for the period from October 27,
1999  (inception)  to  July  31,  2000.  These  financial   statements  are  the
responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards  require that we plan and perform the audit to obtain reasonable
assurance   about  whether  the  financial   statements  are  free  of  material
misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the financial position of Shopathomekids.com,  Inc. as of
July 31,  2000 and the  results  of its  operations  and its cash  flows for the period from October 27, 2000  (inception)  to July 31, 2000 in  conformity  with generally accepted accounting principles.

                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                                    Certified Public Accountants

New York, New York
August 25, 2000

                                                     November 30,    July 31,
                                                      2000            2000
                                                     ------------   -----------
                                                     ------------   -----------
      ASSETS ........................................               (unaudited)
       Current assets
           Cash and cash equivalents ................   $           $
                                                             516       8,881

       Property and equipment, net of accumulated
        depreciation of 4,100 and $2,600 ............     18,217
                                                                          14,820
       Other assets .................................     34,026
                                                                          34,020
                                                        --------    --------
                                                        --------    --------

              Total assets ..........................   $ 52,753    $ 57,721
                                                        ========    ========
                                                        ========    ========

      LIABILITIES AND STOCKHOLDER'S EQUITY
       Current Liabilities
           Accrued interest
                                                           7,825       4,125
           Notes payable ............................     10,000      10,000
                                                                    --------
                                                        --------    --------
           Total current liabilities ................     17,825      14,125

       Notes payable, less current portion ..........     30,000      30,000
                                                                    --------
                                                        --------    --------

              Total liabilities .....................     47,825      44,125
                                                                    --------
                                                        --------    --------

      STOCKHOLDERS' EQUITY
        Preferred stock, $0.001 par value;
          50,000,000 shares authorized, no shares
          issued and outstanding ....................       --
                                                                    --------
        Common stock, $0.001 par value;
          100,000,000 shares authorized,
          8,418,300 shares issued and outstanding
                                                           8,418       8,418
        Additional paid in capital ..................     28,170      28,170
        Deficit accumulated during
          the development stage .....................    (31,660)    (22,992)
                                                        --------    --------
                                                        --------    --------
              Total stockholders' equity ............      4,928      13,596
                                                        --------    --------
                                                        --------    --------

           Total liabilities and stockholders' equity     52,753    $ 57,721
                                                        ========    ========
                                                        ========    ========

The accompanying notes are an integral part of these financial statements.

                                      - 2 -

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                October 27, 1999
                                    August 1, 2000 to      (inception) to       October 27, 1999
                                                              July 31,           (inception) to
                                   November 30, 2000          2000              November 30, 2000
                                 --------------------  -------------------- ----------------------
                                 --------------------  -------------------- ----------------------
                                     (unaudited)                                 (unaudited)
Revenue                                    $             $                            $
                                           -----------   ----------------   -----------

Website development                               --                4,330         4,330

Marketing, general and administrative            3,468             10,562        14,030

Interest expense                                 3,700              5,500         9,200

Depreciation expense                             1,500              2,600         4,100

                                           -----------   ----------------   -----------
                                           -----------   ----------------   -----------

Loss from operations before income taxes        (8,668)           (22,992)      (31,660)

Income tax expense                                --                 --            --

                                           -----------   ----------------   -----------
                                           -----------   ----------------   -----------

Net loss                                   $    (8,668)  $        (22,992)  $   (31,660)
                                           ===========   ================   ===========
                                           ===========   ================   ===========

Net loss per share - basic and diluted     $      --     $           --     $      --
                                           ===========   ================   ===========
                                           ===========   ================   ===========

Weighted average shares outstanding          8,418,300          8,281,680     8,315,203
                                           ===========   ================   ===========
                                           ===========   ================   ===========

The accompanying notes are an integral part of these financial statements.

                                      - 3 -

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                   Deficit
                                                Common  Stock       Additional    Accumulated
                                                                      Paid-in   During Development
*                                             Shares      Amount     Capital        Stage        Total
Balance, October 27, 1999                       --     $    --     $    --      $    --              $
  Issuance of founders shares,
   November 20, 1999                       8,140,000       8,140      (8,140)        --           --

  Contribution of fixed assets                  --          --        13,400         --         13,400

  Sale of shares, November 20, 1999           49,500          49       4,077         --          4,126

  Issuance of shares for interest,
   November 20, 1999                          16,500          17       1,358         --          1,375

  Issuance of shares for services,
   November 20, 1999                          44,000          44       3,623         --          3,667

  Issuance of shares for services,
   June 14, 2000                             168,300         168      13,852         --         14,020

  Net loss                                      --          --          --        (22,992)     (22,992)

                                           ---------   ---------   ---------    ---------    ---------
                                           ---------   ---------   ---------    ---------    ---------

  Balance, July 31, 2000                   8,418,300       8,418      28,170      (22,992)      13,596

  Net loss                                      --          --          --         (8,668)      (8,668)

                                           ---------   ---------   ---------    ---------    ---------
                                           ---------   ---------   ---------    ---------    ---------

  Balance, November 30, 2000 (unaudited)   8,418,300   $   8,418   $  28,170    $ (31,660)   $   4,928

                                           =========   =========   =========    =========    =========

The accompanying notes are integral part of these financial statements.

                                      - 4 -

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                             October 27, 1999  October 27, 1999
                                                        August 1, 2000 to    (inception) to    (inception) to
                                                         November 30, 2000   July 31, 2000       November 30, 2000
                                                       --------------------- ---------------- ---------------------
                                                       --------------------- ---------------- ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES                               (unaudited)  -----      (unaudited)
Net loss                                                             $ (8,668)   $(22,992)   $(31,660)
Adjustments to reconcile net loss to net cash used
by operating activities:
Expenses paid by stockholder
                                                                      1,500       2,626       2,626
Depreciation
                                                                        -         2,600       4,100
Common stock issued for services
                                                                        -         3,667       3,667
Increase in accrued interest
                                                                      3,700       5,500       9,200
                                                                     ------------------------------
                                                                     ------------------------------

Net cash used in operating activities                                (3,468)     (8,599)    (12,067)

                                                                    -------------------- -----------
                                                                    -------------------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment                                                (4,897)     (4,020)     (8,917)
                                                                    -------------------- -----------
                                                                                         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable                                             -        40,000      40,000

Increase in deferred offering costs                                     -       (20,000)    (20,000)

Sale of common stock                                                    -         1,500       1,500

                                                                  ---------------------------------
                                                                  ---------------------------------

Net cash provided by financing activities                              -        21,500      21,500

                                                                  ---------------------------------
                                                                  ---------------------------------

Net (decrease) increase in cash and cash equivalents                 (8,365)      8,881         516

CASH AND CASH EQUIVALENTS - Beginning
of period                                                           8,881         -           -

                                                                ------------------------------------
                                                                ------------------------------------

CASH AND CASH EQUIVALENTS - End of period                          $    516    $  8,881    $    516

                                                                 ===================================
                                                                  =================================

     SUPPLEMENTAL INFORMATION:
         During the initial  period  October 21, 1999 to November 30, 2000,  the
         Company paid no cash for interest or income taxes (unaudited).

         During the  initial  period  October  21,  1999 to July 31,  2000,  the
Company paid no cash for interest or income taxes.

The accompanying notes are an integral part of these financial statements.

                                      - 5 -

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Shopathomekids.com,  Inc.  (the  "Company")  is  currently  a  development-stage company  under  the  provisions  of the  Financial  Accounting  Standards  Board
("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company
was  incorporated  under the laws of the state of Texas on October  27,  1999 as
Yippyyahoo.com, Inc. and changed its name on June 2, 2000.

The Company is a  business-to-consumer  ("B2C") Internet portal that enables the younger  consumer (under 18) the ability to purchase safely online,  Email,  and chat with  others.  The Company has  developed a website  community  that offers access to online video games and  shopping,  as well as chat rooms that cater to both young  kids and  teenagers.  A  proprietary  credit  card is  currently  in development,  called  the  KidZ-n-TeenZ  credit  card,  that will  enable  young consumers to transact  online.  The following  domain names have been registered and are currently in use:

                               www.shopathomekids.com
                               www.kidz2000.com
                               www.teenz2000.com

Unaudited Financial Information
In the opinion of the Company, the accompanying unaudited consolidated financial
statements  contain  all  adjustments   (consisting  of  only  normal  recurring
adjustments)  necessary to present fairly its financial  position as of November
30, 2000 and the results of its operations and cash flows for the initial period ended  November 30, 2000.  These  statements  are condensed and therefore do not include all of the  information  and  footnotes  required by generally  accepted accounting principles for complete financial statements.

Use of Estimates
The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company  considers all highly  liquid  investments  purchased  with original maturities of three months or less to be cash equivalents.

                                      - 6 -

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES
(Continued)
                    Property and Equipment
                    Property and equipment is stated at cost and are depreciated using the  straight-line  method over their estimated useful lives, generally five years.

                    Maintenance and repairs are charged to expense as incurred.

                    Concentration of Credit Risk
                    The  Company  places  its  cash in what  it  believes  to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured  levels at various  times during the year.

Fair Value of Financial Instruments
                    The carrying value of cash and cash  equivalents and accrued expenses approximates fair value due to the relatively short maturity of these  instruments.  The carrying value of notes payable  approximates  fair  value as the  instruments  were issued currently at market rates.

                    Long-lived Assets
                    Long-lived  assets  to be held  and used  are  reviewed  for impairment  whenever  events  or  changes  in  circumstances indicate  that  the  related  carrying  amount  may  not  be recoverable.  When required,  impairment losses on assets to be held and used are  recognized  based on the fair value of the  assets  and  long-lived  assets to be  disposed  of are reported at the lower of carrying  amount or fair value less cost to sell.

                    Income Taxes
                    Income taxes are provided for based on the liability  method of  accounting  pursuant  to SFAS No. 109,  "Accounting  for
                    Income Taxes".  Deferred  income taxes, if any, are recorded
                    to  reflect  the  tax   consequences   on  future  years  of
                    differences  between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

                    Earnings Per Share
                    The Company calculates earnings per share in accordance with
                    SFAS  No.  128,   "Earnings  Per  Share",   which   requires
                    presentation  of  basic  earnings  per  share  ("BEPS")  and diluted earnings per share ("DEPS"). The computation of BEPS
                    is  computed  by  dividing   income   available common stockholders  by the weighted  average number of outstanding common  shares  during the period.  DEPS gives effect to all dilutive  potential  common  shares  outstanding  during the period. The computation of DEPS does not assume conversion, exercise or  contingent  exercise of  securities  that would have an  antidilutive  effect  on  earnings.  As of July 31, 2000,  the Company has no securities  that would effect loss per share if they were to be dilutive.

                                      - 7 -

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES
(Continued)
                    Earnings Per Share (continued)
                    On June 12, 2000,  the Company  effected a 1,100 for 1 stock split.  All  share and per  share  items in these  financial statements have been retroactively  restated to reflect this stock split.

                    Comprehensive Income
                    SFAS No. 130, "Reporting Comprehensive Income",  establishes standards  for the  reporting  and display of  comprehensive income and its components in the financial  statements.  The
                    Company  had no  items  of other  comprehensive  income  and therefore  has not  presented a statement  of  comprehensive income.

Offering Costs
                    Offering costs consist primarily of professional fees. These costs are charged  against  the  proceeds of the sale of the common stock in the periods in which they occur.

   NOTE 2 -       PROPERTY AND EQUIPMENT

                    Property and equipment is summarized as follows:
                                                                                               November 30,          July 31,
                                                                                                      2000              2000
                                                                                               -------------      ------------
                    Computer Equipment & Software                                            $      18,317       $      13,420
                    Furniture and Fixtures                                                            4,000              4,000
                                                                                                -----------       ------------
                                                                                                    22,317              17,420
                    Less: Accumulated Depreciation                                                    4,100              2,600
                                                                                               ------------       ------------
                                                                                             $      18,217       $      14,820
                                                                                             =============       =============

                    Depreciation  expense for the period ended July 31, 2000 was
                    $2,600,  and for the  period  ended  November  30,  2000 was
                    $4,100.

   NOTE 3 -   NOTES PAYABLE

                    The  Company  is  obligated  under  two  notes  payable,  as follows:

o $10,000  pursuant to a note dated  October  28,  1999.  The  Company  will pay
$10,000  interest  if the note is paid  within 18  months;  if  repaid  after 18 months, the Company will pay interest of $20,000.

o $30,000  pursuant to a note dated June 5, 2000. The note bears interest at 10%
per year and is due on June 5, 2002.

                                      - 8 -

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000

   NOTE 4 -   OTHER ASSETS

                    Other assets consist of offering costs which will be charged to the proceeds of the sale of common stock in the period in which it occurs.

   NOTE 5 -       NON-CASH FINANCIAL ACTIVITIES

                         16,500 shares of common stock,  valued at $1,375,  were
issued as a payment of interest on a note.

                         44,000 shares of common stock,  valued at $3,667,  were
issued as a payment for services.

                         168,300 shares of common stock, valued at $14,020, were
issued as a payment for services.

                         Stockholders contributed fixed assets with a historical
cost basis of $13,400.

FINANCIAL STATEMENTS

                           SHOPATHOMEKIDS.COM, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

                                APRIL 30, 2001

                           SHOPATHOMEKIDS.COM, INC.
                        (A Development Stage Company)
                                BALANCE SHEET
                                 (Unaudited)

                                                                April 30,
                                                                  2001
                                                              -------------

ASSETS
 Current assets
     Cash and cash equivalents                                $       466

 Property and equipment, net of accumulated
  depreciation of $5,975                                           16,342
 Other assets                                                      34,020
                                                              -------------

          Total assets                                        $    50,828
                                                              =============

LIABILITIES AND STOCKHOLDER'S DEFICIT
 Current Liabilities
     Accrued interest                                         $    22,750
     Notes payable                                                 10,000
     Advances from officer                                            600
                                                              -------------
     Total current liabilities                                     33,350

 Notes payable, less current portion                               30,000
                                                              -------------
          Total liabilities                                        63,350
                                                              -------------

STOCKHOLDERS' DEFICIT
  Preferred stock, $0.001 par value;
    50,000,000 shares authorized, no shares
    issued and outstanding                                            -
  Common stock, $0.001 par value;
    100,000,000 shares authorized,
    8,418,300 shares issued and outstanding                         8,418
  Additional paid in capital                                       28,170
  Deficit accumulated during
    the development stage                                         (49,110)
                                                              -------------
          Total stockholders' deficit                             (12,522)
                                                              -------------

     Total liabilities and stockholders' deficit              $    50,828
                                                              =============

The accompanying notes are an integral part of these financial statements.

                                    - 2 -

                           SHOPATHOMEKIDS.COM, INC.
                        (A Development Stage Company)
                           STATEMENT OF OPERATIONS
                                 (Unaudited)

                                                                                        October 27,
                                                                          October 27,      1999
                                   Three Months Ended      Nine Months       1999       (inception)
                               --------------------------     Ended     (inception) to      to
                                 April 30,     April 30,     April 30,     April 30,     April 30,
                                   2001          2000          2001          2000          2001
                               ------------  ------------  ------------  ------------  ------------

Revenue                        $        -    $        -    $        -    $        -    $        -

Website development                     -             -             -          4,330         4,330
Marketing, general and
 administrative                        416         1,287         4,118         9,308        14,680
Interest expense                    12,417         1,667        18,625         3,333        24,125
Depreciation expense                 1,125         1,125         3,375         1,730         5,975
                               ------------  ------------  ------------  ------------  ------------

Loss from operations before
 income taxes                      (13,958)       (4,079)      (26,118)      (18,701)      (49,110)

Income tax expense                      -             -             -             -             -
                               ------------  ------------  ------------  ------------  ------------

Net loss                       $   (13,958)  $    (4,079)  $   (26,118)  $   (18,701)  $   (49,110)
                               ============  ============  ============  ============  ============

Net loss per share
 - basic and diluted                    -             -             -             -             -
                               ============  ============  ============  ============  ============

Weighted average shares
 outstanding                     8,418,300     8,250,000     8,418,300     8,250,000     8,352,319
                               ============  ============  ============  ============  ============

The accompanying notes are an integral part of these financial statements.

                                    - 3 -

                           SHOPATHOMEKIDS.COM, INC.
                        (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' DEFICIT
                                 (Unaudited)

                                                                                 Deficit
                                                                               Accumulated
                                        Common Stock             Additional      During
                                 ----------------------------     Paid-in      Development
                                    Shares         Amount         Capital         Stage          Total
                                 -------------  -------------  -------------  -------------  -------------

Balance, October 27, 1999                  -    $         -    $         -    $         -    $         -

Issuance of founders shares,
 November 20, 1999                  8,140,000          8,140         (8,140)            -              -

Contribution of fixed assets               -              -          13,400             -          13,400

Sale of shares, November 20, 1999      49,500             49          4,077             -           4,126

Issuance of shares for interest,
 November 20, 1999                     16,500             17          1,358             -           1,375

Issuance of shares for services,
 November 20, 1999                     44,000             44          3,623             -           3,667

Issuance of shares for services,
 June 14, 2000                        168,300            168         13,852             -          14,020

Net loss                                   -              -              -         (22,992)       (22,992)
                                 -------------  -------------  -------------  -------------  -------------

Balance, July 31, 2000              8,418,300          8,418         28,170        (22,992)        13,596

Net loss                                   -              -              -         (26,118)       (26,118)
                                 -------------  -------------  -------------  -------------  -------------

Balance, April 30, 2001 (unaudited) 8,418,300   $      8,418   $     28,170   $    (49,110)  $    (12,522)

The accompanying notes are integral part of these financial statements.

                                    - 4 -

                           SHOPATHOMEKIDS.COM, INC.
                        (A Development Stage Company)
                           STATEMENT OF CASH FLOWS
                                 (Unaudited)

                                                                            October 27,       October 27,
                                                         August 1, 2000   1999 (inception)  1999 (inception)
                                                          to April 30,      to April 30,      to April 30,
                                                              2001              2000              2001
                                                        ----------------  ----------------  ----------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                           $       (26,118)  $       (18,701)  $       (49,110)

     Adjustments to reconcile net loss to net cash used
       by operating activities:
     Expenses paid by stockholder                                    -              2,626             2,626
     Depreciation                                                 3,375             1,730             5,975
     Common stock issued for services                                -              3,667             3,667
     Increase in accrued interest                                18,625             3,333            24,125
                                                        ----------------  ----------------  ----------------

Net cash used in operating activities                            (4,118)           (7,345)          (12,717)
                                                        ----------------  ----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of equipment                                       (4,897)           (4,020)           (8,917)
                                                        ----------------  ----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from notes payable                                     -             10,000            40,000
     Advance from officer                                           600                -                600
     Increase in deferred offering costs                             -                 -            (20,000)
     Sale of common stock                                            -              1,500             1,500
                                                        ----------------  ----------------  ----------------

Net cash provided by financing activities                           600            11,500            22,100
                                                        ----------------  ----------------  ----------------

Net (decrease) increase in cash and cash equivalents             (8,415)              135               466

CASH AND CASH EQUIVALENTS - Beginning
 of period                                                        8,881                -                 -
                                                        ----------------  ----------------  ----------------

CASH AND CASH EQUIVALENTS - End of period               $           466   $           135   $           466
                                                        ================  ================  ================

SUPPLEMENTAL INFORMATION:
   During the period October 21, 1999 to April 30, 2000, the Company paid no cash for interest or income taxes.

The accompanying notes are an integral part of these financial statements.

                                    - 5 -

                           SHOPATHOMEKIDS.COM, INC.
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
                               APRIL 30, 2001

NOTE 1 -  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

          Nature of Operations
          --------------------
          Shopathomekids.com, Inc. (the "Company") is currently a
          development-stage company under the provisions of the Financial
          Accounting Standards Board ("FASB") Statement of Financial
          Accounting Standards ("SFAS") NO. 7.  The Company was incorporated under the laws of the state of Texas on October 27, 1999.

          Interim Financial Information
          -----------------------------
          The accompanying unaudited interim financial statements have been prepared by the Company, in accordance with generally accepted accounting principles pursuant to Regulation S-B of the Securities and Exchanges Commission.  Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting
          principles have been condensed or omitted.  Accordingly, these interim financial statements should be read in conjunction with the Company's financial statements and related notes as contained in Form SB-2 for the year ended July 31, 2000.  In the opinion of management, the interim financial statements reflect all
          adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented.  The results of operations for the nine months ended April 30, 2001 are not necessarily indicative of results of operations to be expected for the full year.
                                      - 9 -

        CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS AND ACCOUNTING MATTERS

None.

                PART TWO. INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure  of  Commission  Position  on  Indemnification  for  Securities  Act
Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the  Prospectus  under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

On or about November 20 1999, we issued  8,140,000 shares of our common stock to our founders in a transaction  which we believe  satisfies the  requirements  of
that  certain   exemption  from  the   registration   and  prospectus   delivery
requirements of the Securities Act of 1933,  which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued as payment for consulting services valued at $8,140.

On or about  November  20, 1999 we issued  16,500  shares of our common stock to
Carol Jean Gehlke in a transaction  which we believe  satisfies the requirements of  that  certain  exemption  from  the  registration  and  prospectus  delivery requirements of the Securities Act of 1933,  which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued as an interest  payment on a note to a shareholder and was valued at
$1,375.

On or about  November  20, 1999 we issued  44,000  shares of our common stock to
Addie McConachie in a transaction which we believe satisfies the requirements of
that  certain   exemption  from  the   registration   and  prospectus   delivery
requirements of the Securities Act of 1933,  which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued as payment for business  consulting  services  provided to us, which were valued at $3,667.

On or about June 14, 2000, we issued 168,300 shares of our common stock to Kelly
Charles in a transaction  which we believe  satisfies the  requirements  of that certain exemption from the registration and prospectus delivery  requirements of the  Securities Act of 1933,  which  exemption is specified by the provisions of
Section 4(2) of the Securities  Act of 1933, as amended.  The shares were issued as payment for  consulting  services  provided to us  throughout  the process of going public, which were valued at $14,020.

                                    EXHIBITS

The Exhibits  required by Item 601 of Regulation S-B, and an index thereto,  are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File,  during  any  period in which it  offers  or sells  securities,  a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section10(a)(3) of the Securities Act;

(ii)  Reflect  in the  prospectus  any facts or events  which,  individually  or together,  represent a fundamental change in the information in the registration statement.  (iii) Include any additional or changed material  information on the plan of distribution.

(2)  For   determining   liability   under  the   Securities   Act,  treat  each
post-effective  amendment  as a new  registration  statement  of the  securities offered,  and the offering of the securities at that time to be the initial bona fide offering.

                                       26
(3) File a  post-effective  amendment  to remove  from  registration  any of the securities that remain unsold at the end of the offering. .

(b) Provide to the  underwriter  at the closing  specified  in the  underwriting agreement  certificates in the appropriate  denominations  and registered in the appropriate  names as required by the  underwriter to permit prompt  delivery to each purchaser.

(c) Insofar as indemnification  for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted  to  directors,  officers  and  controlling persons of the small business  issuer pursuant to the foregoing  provisions,  or otherwise, the small business issuer has been advised that in the opinion of the
Securities and Exchange Commission that indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against the  liabilities  mentioned  (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or  controlling  person of the small  business  issuer in the successful defense of any action, suit or proceeding) is asserted by any director,  officer or controlling  person in connection with the securities being  registered,  the small business issuer will,  unless in the opinion of its counsel the matter has been  settled  by  controlling  precedent,  submit  to a  court  of  appropriate jurisdiction  the question  whether an  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of this type of issue.

Exhibit                     Description
Number

3.1               Articles of Incorporation*

3.2               Bylaws*

3.3               Certificate of Amendment*

  3.4             Certificate of Amendment*

  5.1             Opinion Re: Legality **         See 23.1 Consent of Counsel

 23.1             Consent of Counsel*

 23.2             Consent of Accountant*

 24.1             Power of Attorney**             See Signature Pages

 27.1             Financial Data Schedule*

 99.1             Promissory Note to Shareholder     *

 99.2             Subscription Agreement     *

99.3              Summary of Oral Agreement between
                  Officer and Director and Shopathomekids.com, Inc.**

99.4              Distribution between S.D.S. Wholesale
                  and Shopathomekids.com, Inc.**

*Filed By Previous Amendment

** Filed with this Amendment

                                   SIGNATURES

In  accordance  with  the  requirements  of the  Securities  Act of  1933,  this
Registration  Statement  was  signed on this  5the day of  September,  2001,  the following persons in the capacities and on the dates stated:

SIGNATURE              TITLE      DATE

/s/ Lewis Prowse II    Director   September 5, 2001

/s/ Tara Mees          Director   September 5, 2001

/s/ Romie Krickbaum    Director   September 5, 2001

/s/ Larry Ballard      Director   September 5, 2001

                                       27

                                POWER OF ATTORNEY

 Each person whose signature  appears below  constitutes and appoints and hereby
authorizes   Lewis   Prowse  II  with  the  full  power  of   substitution,   as
attorney-in-fact,  to sign in such  person's  behalf,  individually  and in each capacity  stated below,  and to file any  amendments,  including  post-effective amendments to this Registration  Statement.  In accordance with the requirements of the Securities  Act of 1933,  this  Registration  Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE              TITLE      DATE

/s/ Lewis Prowse II    Director   September 5, 2001

/s/ Tara Mees          Director   September 5, 2001

/s/ Romie Krickbaum    Director   September 5, 2001

/s/ Larry Ballard      Director   September 5, 2001

                            ARTICLES OF INCORPORATION

                                       OF

                              YIPPYYAHOO.COM, INC.

    The  undersigned,  a natural  person of the age of  eighteen  years or more, acting as sole  incorporator of a corporation  under the provisions if the Texas
Business Corporation Act, adopts the following Articles of Incorporation:

                                    ARTICLE I

     The name of the Corporation is YIPPYYAHOO.COM, INC.

                                   ARTICLE II

     The period of duration of the Corporation is perpetual.

                                   ARTICLE III

     The  purpose for which this  corporation  is formed is to engage in any and all  lawful  business  for  which  corporations  may be  formed  under the Texas
Business Corporation Act.

                                   ARTICLE IV

     The aggregate number of shares which the corporation has authority to issue is 7,500 shares of common stock with the par value of $1.00 per share.

                                    ARTICLE V

     The  Corporation  will not commence  business until it has received for the issuance of its shares consideration of the value of at least $1,000, consisting of money, labor done or property actually received.

                                   ARTICLE VI

     Without  necessity  for action by its  shareholders,  the  Corporation  may purchase,  directly or indirectly, its own shares to the extent of the aggregate of unrestricted  capital surplus available therefore and unrestricted  reduction surplus available therefore.
                                   ARTICLE VII

     Section 7.1. Cumulative voting shall not be permitted.
     Section 7.2. Preemptive rights shall not be permitted.

                                  ARTICLE VIII

     The address of the office of the  Corporation  is 223 E. FM 1382 STE #1270,
Cedar  Hill  Texas  75104 and the name of the  initial  registered  agent of the
Corporation at such address is ROMIE J.  KRICKBAUM.  The mailing address for the
Corporation is 223 E. FM 1382 STE #12720, CEDAR HILL, TEXAS 75104.

                                   ARTICLE IX

     The initial Board of Directors  shall consist of 03 members who shall serve as  directors  until the first  annual  meeting  of  shareholders  or until such directors' successors shall have been elected and qualified, and whose names and addresses are as follows:

                                  Name Address

     Romie J. Krickbaum 223 E. FM 1382 STE #1270, Cedar Hill, Texas 75104

     Michelle A. Gregorio 800 W. Renner Road #2626, Richardson, Texas 75080

     The number of directors  composing  the Board of Directors may be increased or decreased by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

                                    ARTICLE X

    Any action required by he Texas Business  Corporation Act, as amended, to be taken at any annual or special meeting of shareholders  of the  Corporation,  or any action which may be taken at any annual or special  meeting of  shareholders of the Corporation,  may be taken without a meeting,  without prior notice,  and without a vote, if a consent or consents in writing, setting forth the action so taken,  shall be signed by the holder or holders of shares  having not less than the  minimum  number of votes that would be  necessary  to take such action at a meeting at which the  holders of all shares  entitled to vote on the action were present and voted.

                                   ARTICLE XI

                              The name and  address of the  incorporator  of the
Corporation is as follows:

             Name                              Address

             Jon F. Martin                     3150 Sandy Ridge Drive
                                               Clearwater, FL 336761

                            IN WITNESS WHEREOF, I have hereunto set my hand this
26th day of October, 1999.

                                                        ----------------------
                                                   Jon F. Martin, Incorporator

Exhibit 3.2       Bylaws

                                     BYLAWS

                                       OF

                                YIPPYYAHOO, INC.

                                   ARTICLE ONE

                                REGISTERED OFFICE

     1.01. The registered office and the principal office for the transaction of the  business of the  corporation  is located at 223 E. FM 1382 Ste# 12720 Cedar
Hill, Texas 75104. The Board of Directors has full power and authority to change the principal  office from time to time as they deem in the best interest of the corporation.

     1.02. The name of the registered agent at such address is Romie Krickbaum.

     1.03. The corporation may also have offices at such other places, within or without the State of Texas,  where the  corporation if qualified to do business, as the Board of Directors  may from time to time  designate,  or the business of the corporation may require.

                                   ARTICLE TWO

                              SHAREHOLDER'S MEETING

     2.01.  All  meetings  of the  shareholders  shall be held at the  principal office of the corporation,  or any other location within or without the State of
Texas,  as may be designated  for that purpose from time to time by the Board of
Directors.

     2.02.  The  annual  meeting  of the  shareholders  shall be held on the day specified by the corporation's  Board of Directors.  At such meeting,  directors shall be elected, reports of the affairs of the corporation shall be considered, and any other  business  may be  transacted  which is within  the  powers of the shareholders.

     2.03.  Notice of the  meeting,  stating  the  place,  day,  and hour of the meeting,  and, in case of a special  meeting,  the purpose or purposes for which the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10), but not more that fifty (50) days, before the date of the meeting  either  personally or by mail or other means of written communication,  addressed  to the  shareholder  at his address  appearing on the books of the  corporation or given by him to the  corporation for the purpose of notice.  Notice of  adjourned  meetings is not  necessary  unless the meeting is adjourned  for  thirty(30)  day or more,  in which case notice of the  adjourned meeting shall be given as in the case of any special meeting.
     2.04.  Special  meetings  of the  shareholders  for any purpose or purposes whatsoever  may be  called  at any  time by the  President,  or by the  Board of
Directors,  or by any two (2) or more Directors, or by one or more shareholders, holding no less that one-tenth  (1/10) of all the shares entitled to vote at the meeting.

     2.05.  A  majority  of the  voting  shares  constitutes  a  quorum  for the transaction  of  business.  Business may be continued  after the  withdrawal  of enough shareholders to leave less than a quorum.

     2.06.  Each  shareholder  is  entitled to one vote for each share of common stock held of record.  Voting for the  election of  Directors  shall be by voice unless any shareholder demands a ballot vote before the voting begins. No rights to cumulative voting shall not be provided.

     2.07. Every person entitled to vote or execute consents may do so either in person or by written proxy  executed in writing by the  shareholder  or his duly authorized attorney in fact.

     2.08. No defect in the calling or noticing of a shareholders'  meeting will affect the validity of any action at the meeting if a quorum was present, and if each  shareholder  not present in person or by proxy  signs a written  waiver of notice,  consent to the holding of the  meeting,  or  approval  of the  minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made part of the minutes of the meeting.

     2.09.  Action  may be taken by the  shareholders  without  a  meeting  if a holders of a of the  outstanding  shares entitled to vote sign a written consent to the action and such consent is filed with the Secretary of the corporation.

                                  ARTICLE THREE

                                    DIRECTORS

     3.01.  The Directors  shall act only as a board and an individual  Director shall have no power as such. All corporate  powers of the  corporation  shall be exercised  by,  or under the  authority  of,  and the  business  affairs  of the corporation shall be controlled by, the Board of Directors,  subject,  however , to such limitations as imposed by law, the articles of  incorporation,  or these
Bylaws, as to action to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise,  given general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation,  and may give general or special  powers of attorney to agents of the  corporation to transact business requiring such authorization.

     3.02. The authorized  number of Directors of this corporation  shall be not less  than  one (1) and not  more  than  nine  (9).  The  Directors  need not be shareholders of this  corporation or residents of Texas. The number of Directors may be increased or decreased  from time to time by the Board of Directors,  but no  decrease  shall  have the  effect of  shortening  the term of any  incumbent
Director.  Any  directorship to be filled by reason of an increase in the number of Directors  shall be filled by a vote of a majority of the board of directors, though less than a quorum, or by a sole Director.

     3.03. The Directors shall be elected annually by the shareholders  entitled to vote, and shall hold office until their respective successors are elected, or until their death, resignation, or removal.

     3.04.  Vacancies in the Board of  Directors  may be filled by the vote of a majority of the  remaining  Directors,  though less than a quorum,  or by a sole remaining  Director.  The  shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

     3.05.  The entire  Board of  Directors  or any  individual  Director may be removed from office with or without  cause by vote of the holders of majority of the shares entitled to vote for directors,  at any regular or special meeting of such shareholders.

     3.06.  Regular  meetings of the Board of Directors  shall be held,  without call or notice, immediately following each annual meeting of the shareholders of this corporation, and at such other times as the Director may determine.

     3.07.  All  meetings  of the  Board of  Directors  for shall be held at the principal  office of the  corporation or at such place within the State of Texas as may be designated  from time to time by resolution of the Board or by written consent of all of the members of the Board.

     3.08.  Special  meetings of the Board of Directors for any purpose shall be called at any time by the  President or, if he is absent or unable or refuses to act, by any Vice President or any two directors.  Written notices of the special meetings,  stating  the time,  and in  general  terms the  purpose  or  purposes thereof, shall be mailed or telegraphed or personally delivered to each Director no later that the day before the day appointed for the meeting.

     3.09. A majority of the authorized  number of Directors  shall be necessary to  constitute a quorum for the  transaction  of business,  except to adjourn as hereinafter  provided.  Every act or decision  done or made by a majority of the
Directors present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the articles of incorporation.

     3.10.  Any  action  required  or  permitted  to be  taken  by the  Board of
Directors may be taken without a meeting,  and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.
     3.11. A quorum of the Directors may adjourn any Directors'  meeting to meet again at a stated  day and  hour.  Notice of the time and  place of  holding  an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting  adjourned.  In then absence of a quorum, a majority of the
Directors  present at any  Directors  meeting,  either  regular or special,  may adjourn from time to time until the time fixed for the next  regular  meeting of the Board.

     3.12.  The  President,  or, in his absence,  any  Director  selected by the
Directors  present,  shall  preside at meetings of the Board of  Directors.  The
Secretary  of the  corporation  or in his absence,  any person  appointed by the presiding officer, shall act as Secretary of the Board of Directors.

     3.13. Directors and members of committees may receive such compensation, if any, for their services,  and such reimbursements for expenses,  as may be fixed or determined by resolution of the Board.

     3.14. The Board of Directors may authorize the  corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against present or former Directors,  officers,  or employees of this corporation as provided by
Article 2.02(A)(16) of the Texas Business Corporation Act.

                                  ARTICLE FOUR

                                    OFFICERS

     4.01. The officers of the  corporation  shall be a President,  a Secretary, and such assistants and other officers as the Board of Directors shall from time to time determine.  Any two offices, except President and Secretary, may be held by one person.  All officers shall be elected by and hold office at the pleasure of the Board of Directors,  which shall fix the  compensation  and tenure of all officers.

     4.02.  The  officers  of the  corporation  shall have the powers and duties generally ascribed to the respective offices,  and such additional  authority or duty as may from time to time be established by the Board of Directors.

     4.03. Any payments made to an officer of the  corporation  such as, but not limited  to, a salary,  commission,  bonus,  interest,  rent,  or  entertainment expense  incurred  by him,  which shall be  disallowed  in whole or in part as a deductible expense by the Internal Revenue Service,  shall be reimbursed by such officer to the corporation to the full extent of such disallowance.  It shall be the duty of the  Directors,  as a  Board,  to  enforce  payment  of each  amount disallowed.  In lieu of payment by the officer,  subject to the determination of
the   Directors,   proportionate   amounts  may  be  withheld  from  his  future
compensation  payments  until  the  amount  owed  to the  corporation  has  been recovered.

     4.04.  Every officer of the  corporation  who becomes a  stockholder  shall obligate  himself by written  agreement to repay to the  corporation any part of his  salary,  travel,  entertainment  expenses,  or fringe  benefits,  or bonus, interest,  and rent,  which may be disallowed  as a corporate  deduction for tax purposes,  and that such written  agreement shall be deemed ratified and adopted by the Board of Directors as of the date hereof.

                                  ARTICLE FIVE

                            EXECUTION OF INSTRUMENTS

     5.01. The Board of Directors may, in its  discretion,  determine the method and designate the signatory officer or officers,  or other person or persons, to execute any corporate instrument or document, or to sign the corporate name with out limitation,  except where  otherwise  provided by law, and such execution or signature shall be binding upon the corporation.

                                   ARTICLE SIX

                         ISSUANCE AND TRANSFER OF SHARES

     6.01.  Certificates for shares of the corporation shall be issued only when fully paid,
     6.02. The corporation shall deliver certificates representing all shares in which  shareholders are entitled,  which  certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear on its face the statement that the corporation is organized in Texas, the name in which it is issued,  the number and class of shares and series, and the par value or a statement  that the shares are  without  par value.  The  certificates  shall be signed by the  President or a Vice  President  and the Secretary or an Assistant
Secretary,  which  signatures may be in facsimile if the  certificates are to be countersigned by a transfer agent or registered by a registrar,  and the seal of the  corporation  shall  contain  on the  faces or  backs  such  recitations  or references as are required by the law.

     6.03. No new certificates  shall be issued until the former certificate for the share represented thereby shall have been surrendered and cancelled,  except in the case of lost or destroyed  certificates  for which the Board of Directors my order  new  certificates  to be  issued  upon  such  terms,  conditions,  and guarantees  as the  Board  may  see  fit to  impose,  including  the  filing  of sufficient indemnity.

     6.04.  Shares of the  corporation  may be transferred by endorsement by the signature of the owner, his agent,  attorney, or legal  representative,  and the delivery of the  certificate.  The transferee in any transfer of shares shall be deemed t have full notice of, and to consent  to, the bylaws of the  corporation to the same extent as if he had signed a written assent thereto.

                                  ARTICLE SEVEN

                               RECORDS AND REPORTS

     7.01.  All books  and  records  provided  for by  statute  shall be open to inspection  by the  shareholders  from time to time and to the extent  expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable times.

     7.02.  The  Board  of  Directors  may  close  the  transfer  books in their discretion  for a period not  exceeding  fifty (50) days  preceding any meeting, annual or special, of the shareholders,  or the day appointed for the payment or a dividend.

                                  ARTICLE EIGHT

                               AMENDMENT OF BYLAWS

     8.01.  The power to alter,  amend,  or repeal these bylaws is vested in the
Directors, subject to repeal or change by action of the shareholders.

                  Adopted by the Board of Directors on November 2,1999.

                                                    ----------------------------
                         Romie Krickbaum, Pres/Director

Exhibit 3.3 CERTIFICATE OF AMENDMENT

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              YIPPYYAHOO.COM, INC.
                               Name of Corporation

                  I, the undersigned, Romie J. Krickbaum, do hereby certify:
                                      ------------------

                           That the Board of Directors of  YIPPYYAHOO.COM,  INC.
                           (the  "Company),  at a meeting duly convened and held
                           on the 2nd day of June 2000,  adopted a resolution to
                           amend the original articles as follows:

                                    Article  I is  hereby  amended  to  read  as
follows:

                                    The name of the Corporation is as follows:

                                    Shopathomekids.com, Inc.

                  The number of shares of the Company's common stock outstanding and  entitled  to  vote on an  amendment  to the  Articles  of
                  Incorporation   was  3,000,000,   that  the  said  change  and
                  amendment was unanimously  adopted on the 2nd day of June 2000 by the Company's shareholders.

                                            ------------------------------------
                                      Romie J. Krickbaum, President and Director

Exhibit 3.4 CERTIFICATE OF AMENDMENT

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              YIPPYYAHOO.COM, INC.
                               Name of Corporation

                  I, the undersigned, Romie J. Krickbaum, do hereby certify:
                                      ------------------

                           That the Board of Directors of  YIPPYYAHOO.COM,  INC.
                           (the  "Company),  at a meeting duly convened and held
                           on  the  17th  day  of  February   2000,   adopted  a
                           resolution to amend the original articles as follows:

                                    Article  IV is  hereby  amended  to  read as
follows:

                                    The  aggregate  number of  shares  which the
                                    Company  has  the   authority  to  issue  is
                                    100,000,000  shares of common stock with the
                                    par  value  of   $0.001   per   share,   and
                                    50,000,000  shares of  preferred  stock with
                                    the par value of $0.001 per share.

                                    The  change  in par  value  does not  affect
stated capital.

                  The number of shares of the Company's common stock outstanding and  entitled  to  vote on an  amendment  to the  Articles  of
                  Incorporation  was 7,500:  that the said change and  amendment was  unanimously  adopted on the 17th day of February  2000 by the Company's shareholders.

                                            ------------------------------------
                                      Romie J. Krickbaum, President and Director

Exhibit 23.1 LEGAL OPINION

December 8th, 2000

Securities and Exchange Commission
Washington, D.C.

Re:  Shopathomekids.com., Inc.

To Whom It May Concern:

Shopathomekids.com,  Inc.,  is  a  corporation  duly  incorporated  and  validly
existing  and  in  good  standing   under  the  laws  of  the  state  of  Texas.
Shopathomekids.Com has full corporate powers to own its property and conduct its business, as such business is described in the prospectus. Shopathomekids.Com is qualified  to do business  as a foreign  corporation  in good  standing in every jurisdiction  in which the  ownership  of  property  and the conduct of business requires such qualification.

This opinion is given in connection  with the  registration  with the Securities and Exchange  Commission of three million seven hundred and ninety nine thousand three hundred  (3,799,300)  shares of common stock at a price of $.25 per share, for sale in Shopathomekids.Com's proposed public offering.

We have acted as special  counsel to  Shopathomekids.Com  in connection with the review of the Registration Statement on Form SB-2, pursuant to which such shares are being registered and, in so acting, we have examined copies of the corporate
instruments,   certificates  and  other  documents  of  Shopathomekids.Com   and
interviewed  representatives  of  Shopathomekids.Com  to the extent we deemed it necessary  in order to form the basis for the opinion  hereafter  set forth.  In such  examination  we  have  assumed  the  genuineness  of  all  signatures  and authenticity  of all  documents  submitted  to me as  certified  or photo static copies. As to all questions of fact material to this opinion which have not been independently  established,  we have relied upon  statements or  certificates of officers or representatives of Shopathomekids.com.

     3.399,300  of the shares being  registered  are now  authorized  and issued shares. 400,000 are being offered for sale. Based upon the foregoing,  we are of the opinion  that the  3,799,300  shares of common  stock of  Shopathomekids.Com being registered for sale by  Shopathomekids.Com,  when issued and sold pursuant to  this  Registration  Statement,  will  be  legally  issued,  fully  paid  and non-assessable and there will be no personal liability to the owners thereof.

The  undersigned  hereby  consents to the use of this opinion in connection with such Registration  Statement and its inclusions as an exhibit  accompanying such
Registration Statement.

Very Truly yours,

/s/:  Adam U.Shaikh, Esq.
Adam U. Shaikh, Esq.

Shawn F. Hackman, a PC.

Exhibit 23.2 Consent of Accountants

We   hereby   consent   to  the   use  in   this   Registration   Statement   of
Shopathomekids.Com,  Inc.  on Form  SB-2/A of our report  dated  August 25, 2000 relating to the  financial  statements of  Shoptathomekids.Com,  Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
January 17, 2001

WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

This schedule contains summary financial  information extracted from the balance sheet and  statements of operations  found on pages F-1 ex seq. of the Company's
Form SB-2 for the nine months ended  September 30, 1999, and is qualified in its entirety by reference to such financial statements.

=================================================================

Exhibit 99.1 Promissory Note

                                                 Nonrecourse Dated: June 5, 2000
$30,000

PROMISSORY NOTE

FOR VALUE RECEIVED,  shopathomekids.com,  Inc., a Texas  Corporation  ("Maker"), promises to pay to Carol Jean Gehlke,  a resident of California  ("Holder"),  or order, Thirty Thousand Dollars (30,000).

1.   Payments.   The  principal  on  the  obligation   represented  hereby  (the
     "Principal")  shall be  repaid in one lump sum,  payable  on June 5,  2002, which date is two years from the date hereof (the "Maturity Date").

2.   Interest. This obligation shall bear simple interest, which shall be at the rate of 10% per annum, payable on the Maturity Date.

3.   Type and Place of  Payments.  Payments of principal  and interest  shall be made in lawful  money of the United  States of  America to the  above-named
     Holder or his order at Maker's principal place of business.

4.   Prepayment.  Advance  payment  or  payments  may be made on the  principal, without penalty of forfeiture. There shall be no penalty for prepayment.

5.   Default.  Upon the occurrence or during the  continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith  or at any time  thereafter  during the  continuance  of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately  due and payable,  and the principal and interest  shall become and shall be  immediately  due and payable without presentation,  demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)  Default in the payment of the  principal  and  interest of this Note or any portion  thereof  when the same shall  become due and  payable,  whether at maturity as herein expressed, by acceleration,  or otherwise,  unless cured within five (5) days after  notice  thereof by Holder or the holder of such
     Note to Maker.

(b)  Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization,  or shall file an answer admitting the jurisdiction of the court and any material  allegations of an involuntary petition filed pursuant  to any  act of  Congress  relating  to  bankruptcy  or to any act purporting to be amendatory thereof, or shall be adjudicated  bankrupt,  or shall make an assignment  for the benefit of creditors,  or shall apply for or consent to the  appointment of any receiver or trustee for Maker,  or of all or any  substantial  portion of its  property,  or Maker  shall make an assignment to an agent  authorized to liquidate any substantial part of its assets; or

(c)  An order  shall be entered  pursuant  to any act of  Congress  relating  to bankruptcy or to any act purporting to be amendatory  thereof approving any involuntary  petition seeking  reorganization of the Maker, or any order of any court  shall be entered  appointing  any  receiver or trustee of or for
     Maker,  or any  receiver  of trustee of all or any  substantial  portion of property  of Maker,  or a writ or  warrant  of  attachment  or any  similar process shall be issued by any court against all or any substantial portion of the  property  of Maker,  and such order  approving  a petition  seeking reorganization  or  appointing  a receiver  or  trustee  is not  vacated or stayed,  or such writ,  warrant of  attachment,  or similar  process is not released or bonded within 60 days after its entry or levy.

6.   Attorney's  Fees. If this notice is placed with an attorney for collection, or if suit be instituted for collection,  or if any other remedy  permitted by law is  pursued  by  Holder,  because  of any  default  in the terms and conditions  herein,  then in such  event,  the  undersigned  agrees  to pay reasonable  attorney's fees, costs, or other expenses incurred by Holder in so doing.

7.   Construction.  This Note shall be governed by and  construed in  accordance with the laws of the State of Texas.

8.   Security.    This   Note   shall   be   a    nonrecourse    obligation   of
     shopathomekids.com, Inc.

                                                        Shopathomekids.com, Inc.

                                                         By:____________________
                                                       Romie Krickbaum, Pres/Dir

xhibit 99.1 Promissory Note

Nonrecourse                                              Dated: June 5, 2000
$30,000

PROMISSORY NOTE

FOR VALUE RECEIVED,  shopathomekids.com,  Inc., a Texas  Corporation  ("Maker"), promises to pay to Carol Jean Gehlke,  a resident of California  ("Holder"),  or order, Thirty Thousand Dollars (30,000).

     1.   Payments.  The  principal on the  obligation  represented  hereby (the
          "Principal") shall be repaid in one lump sum, payable on June 5, 2002, which date is two years from the date hereof (the "Maturity Date").

     2.   Interest.  This obligation shall bear simple interest,  which shall be at the rate of 10% per annum, payable on the Maturity Date.

     3.   Type and Place of Payments.  Payments of principal and interest  shall be made in  lawful  money  of the  United  States  of  America  to the above-named  Holder  or  his  order  at  Maker's  principal  place  of business.

     4.   Prepayment.  Advance payment or payments may be made on the principal,
          without  penalty  of  forfeiture.   There  shall  be  no  penalty  for
          prepayment.

     5.   Default.  Upon the occurrence or during the  continuance of any one or more of the  events  hereinafter  enumerated,  Holder or the holder of this  Note  may  forthwith  or  at  any  time  thereafter  during  the continuance  of any such  event,  by notice in  writing  to the Maker, declare the unpaid  balance of the  principal and interest on the Note to be  immediately  due and payable,  and the  principal  and interest shall  become  and  shall  be  immediately  due  and  payable  without presentation,  demand,  protest, notice of protest, or other notice of dishonor,  all of which are  hereby  expressly  waived by Maker,  such events being as follows:

     (a)  Default in the payment of the  principal  and interest of this Note or any  portion  thereof  when the same  shall  become  due and  payable,
          whether  at  maturity  as  herein  expressed,   by  acceleration,   or
          otherwise,  unless cured within five (5) days after notice  thereof by
          Holder or the holder of such Note to Maker.

     (b)  Maker shall file a voluntary  petition  in  bankruptcy  or a voluntary petition seeking reorganization, or shall file an answer admitting the
          jurisdiction  of  the  court  and  any  material   allegations  of  an
          involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated  bankrupt,  or shall make an assignment for the benefit of creditors,  or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

     (c)  An order shall be entered pursuant to any act of Congress  relating to bankruptcy or to any act purporting to be amendatory thereof approving any involuntary  petition seeking  reorganization of the Maker, or any order of any court shall be entered appointing any receiver or trustee of or for Maker,  or any receiver of trustee of all or any substantial portion of property of Maker,  or a writ or warrant of  attachment  or any similar  process  shall be issued by any court  against all or any substantial portion of the property of Maker, and such order approving a petition seeking  reorganization or appointing a receiver or trustee is not  vacated or stayed,  or such writ,  warrant of  attachment,  or similar  process is not  released  or bonded  within 60 days after its entry or levy.

     6.   Attorney's  Fees.  If this  notice  is  placed  with an  attorney  for collection,  or if suit be instituted for collection,  or if any other remedy  permitted by law is pursued by Holder,  because of any default
          in  the  terms  and  conditions  herein,   then  in  such  event,  the
          undersigned agrees to pay reasonable  attorney's fees, costs, or other expenses incurred by Holder in so doing.

     7.   Construction.  This  Note  shall  be  governed  by  and  construed  in accordance with the laws of the State of Texas.

     8.   Security.   This   Note   shall  be  a   nonrecourse   obligation   of
          shopathomekids.com, Inc.

                            Shopathomekids.com, Inc.

                             By:____________________
                            Romie Krickbaum, Pres/Dir

Exhibit 99.2

SUBSCRIPTION AGREEMENT

                                  Shopathomekids.com, Inc.

Gentlemen:
     The undersigned  hereby subscribes for _________ Shares of the common stock of Shopathomekids.com,  Inc. Service, Inc. (the "Shares") at a purchase price of fifty 32/100 cents ($0.25) per Share. The undersigned  hereby agrees to purchase
___________ of the Shares (the "Offering").

     The  undersigned  subscriber  (sometimes  hereinafter  referred  to as  the
"Subscriber")  agrees to pay a minimum of $100 (one hundred) and 00/100  Dollars
($___________) as a subscription for the Shares being purchased  hereunder.  The entire purchase price is due and payable upon the execution of this Subscription
Agreement, and shall be paid by check or subject to collection,  made payable to
the   order  of   Shopathomekids.com,   Inc.,   Account.   The   management   of
Shopathomekids.com,  Inc.  Service,  Inc.  shall  have the right to reject  this subscription in whole or in part.
     The undersigned acknowledges that the Shares being purchased hereunder will be registered under the Securities Act of 1933, as amended (the "1933 Act"), and will  only be  available  for  sale in the  state of  Texas  and will be  issued pursuant to registration  statement on form SB-2 promulgated under the rules and regulations of the Securities Act of 1933.

         1.       The undersigned represents, warrants, and agrees as follows:

         (a)      This Subscription Agreement is and shall be irrevocable.

     (b) He has carefully read this Subscription Agreement, and the Registration
Statement and Exhibits  thereto (the  "Disclosure  Materials")  all of which the undersigned  acknowledges  have been provided to him. The  undersigned  has been
given  the   opportunity  to  ask  questions  of,  and  receive   answers  from,
Shopathomekids.com,  Inc.  concerning  the terms and conditions of this Offering and the Disclosure  Materials and to obtain such additional written information, to the extent Shopathomekids.com,  Inc. Service, Inc. possesses such information or can acquire it without  unreasonable  effort or expense,  necessary to verify the  accuracy  of same,  as the  undersigned  desires in order to  evaluate  the investment.  The  undersigned  further  acknowledges  that  he has  received  no representations or warranties from Shopathomekids.com,  Inc., the Issuers Agent, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

           (c) He is aware  that the  purchase  of the  Shares is a  speculative investment  involving a high degree of risk and that there is no guarantee  that he will realize any gain from this  investment,  and that the entire  investment could be lost. The undersigned  acknowledges  that he has specifically  reviewed the sections in the Registration Statement entitled "Risk Factors."

         (d) He understands that no federal or state agency has made any finding or  determination  regarding  the  fairness  of this  Offering of the Shares for investment, or any recommendation or endorsement of this offering.

           (e) He, if an  individual,  has adequate  means of providing  for his current  needs  and  personal  and  family  contingencies  and has no  need  for liquidity in this  investment in the Shares.  The  undersigned  has no reason to anticipate  any material  change in his  personal  financial  condition  for the foreseeable future.

     (f) He is  financially  able to bear the economic risk of this  investment, including the ability to hold Shopathomekids.com, Inc. shares indefinitely or to afford a complete loss of his investment in Shopathomekids.com, Inc.

           (g) His  overall  commitment  to  investments  which are not  readily marketable is not  disproportionate  to his net worth, and the investment in the
Shares will not cause such overall commitment to become excessive.

           (h) The  funds  provided  for this  investment  are  either  separate property of the undersigned,  community  property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

           (j) FOR PARTNERSHIPS,  CORPORATIONS,  TRUSTS, OR OTHER ENTITIES ONLY:
If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription  Agreement  appropriate evidence of the authority of the individual executing this Subscription  Agreement to act on its behalf (e.g. if a trust,  a certified copy of the trust  agreement;  if a corporation,  a certified corporate  resolution  authorizing the signature and a certified  copy  of  the  articles  of  incorporation;  or if a  partnership,  a certified copy of the partnership  agreement),  (ii) the undersigned  represents and warrants that it was not organized or reorganized  for the specific  purpose of acquiring  these  Shares,  and (iii) the  undersigned  has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in  Shopathomekids.com,  Inc.  Service,  Inc. has been  affirmatively authorized,  if  required,  by the  governing  board of such  entity  and is not prohibited by the governing documents of the entity.

           (k) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he is an individual, or its principal business address if a corporation or other entity.

        (l) He has such  knowledge  and  experience  in  financial  and business matters as to be capable of evaluating  the merits and risks of an investment in the Shares.

2. He expressly acknowledges and agrees that Shopathomekids.com, Inc. is relying upon the undersigned's representation contained in the Subscription Documents.

3. He acknowledges that he understands the meaning and legal consequences of the representations and warranties which are contained herein.

4. Shopathomekids.com,  Inc. represents that it is duly and validly incorporated and is validly existing and in good standing as a corporation  under the laws of the State of Texas and has all requisite power and authority,  and all necessary authorizations,  approvals and orders  required as of the date hereof to own its properties and conduct its business as described in the  Registration  Statement and to enter into this Subscription  Agreement and to be bound by the provisions and conditions hereof is in good standing in any other states which would impose requirements  as a result of the amount of business done by  Shopathomekids.com,
Inc. in that state.

5. Except as otherwise  specifically  provided for hereunder,  no party shall be deemed to have  waived  any of his or its  rights  hereunder  or under any other agreement,  instrument  or  papers  signed by any of them  with  respect  to the subject  matter  hereof  unless  such  waiver is in writing  signed by the party waiving  said right.  A waiver on any one  occasion  with respect to the subject matter  hereof  shall not be  construed  as a bar to, or waiver of, any right or remedy on any  future  occasion.  All rights and  remedies  with  respect to the subject  matter  hereof,  whether  evidenced  hereby or by any other  agreement, instrument,  or paper,  will be cumulative,  and may be exercised  separately or concurrently.

6. The parties have not made any  representations  or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments executed simultaneously herewith,  constitutes the entire  agreement  between them with respect to the subject matter  hereof.  All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instrument, which alone fully and completely expresses their agreement.

7.  This  Agreement  may  not be  changed,  modified,  extended,  terminated  or discharged orally,  but only by an agreement in writing,  which is signed by all of the parties to this Agreement.

8. The parties  agree to execute any and all such other and further  instruments and documents,  and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

9. This Subscription  Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the  undersigned  hereby consents to the jurisdiction  of the  courts  of the State of Texas  and/or  the  United  States
District Court covering the State of Texas.

THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON

Exact Name in Which Title is to be Held

(Signature)

Name (Please Print)
Residence: Number and Street
City             State                   Zip
Code

Social Security Number

Accepted this day of , 2000 on behalf of Shopathomekids.com, Inc. ------------

BY:

STATE OF _____________     )
                                      ) :ss

COUNTY OF ___________      )

On the day written  below,  before me personally  appeared , residing at , to me known and known to me to be the  individual  described  in and who  executed the foregoing  instrument,  and he/she duly  acknowledged to me that he/she executed the same. SUBSCRIBED and SWORN to before me this day of , 2000.

NOTARY PUBLIC in and for said County and State.

EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION, PARTNERSHIP, TRUST, ETC.

Exact Name in which title is to be Held

(Signature)

Name (Please Print)

Title of Person Executing Agreement

Address                    Number and Street

City                       State                       Zip Code

Tax Identification Number

Accepted this day      of , 2000 on behalf of Shopathomekids.com, Inc. --------

STATE OF          )
                           )  :ss
COUNTY OF                  )

On the day written  below,  before me  personally  appeared , to me known,  who, being by me duly sworn,  did depose and say that  he/she  resides at -- and that he/she is the of the  corporation  described in and which executed the foregoing
instrument   ------------------------------------------------------------   that
he/she  knows  the  seal of said  corporation;  that the  seal  affixed  to said instrument is such corporate  seal; that it was so affixed by order of the board of directors of said corporation, and that he/she signed his/her name thereto by like order.

SUBSCRIBED and SWORN to before me
this             day of                          , 2000.

NOTARY PUBLIC: in and for said County and State.

STATE OF          )
                           )  :ss
COUNTY OF                  )

On the day written  below,  before me  personally  appeared , to me known,  who, being by me duly sworn,  did depose and say that  he/she  resides at -- and that he/she is the of the  corporation  described in and which executed the foregoing
instrument   ------------------------------------------------------------   that
he/she  knows  the  seal of said  corporation;  that the  seal  affixed  to said instrument is such corporate  seal; that it was so affixed by order of the board of directors of said corporation, and that he/she signed his/her name thereto by like order.

SUBSCRIBED and SWORN to before me
this             day of                          , 2000.

NOTARY PUBLIC: in and for said County and State

                             INVESTOR QUESTIONNAIRE

Name  of  Subscriber:  _________________________________________________________
The offer and sale of shares (the "Shares") in Shopathomekids.com, Inc. Service,
Inc.(the  "Corporation"),  are  being  registered  for  public  sale  under  the
Securities  Act of 1933,  as amended  (the  "Act") on form SB-2 and will only be offered  in the  state of  Texas.  The  undersigned  Subscriber  represents  and warrants to Shopathomekids.com, Inc. that:

     (a)  The information  contained  herein is complete and accurate and may be relied upon by the Corporation; and

     (b)  Subscriber  will notify the  management  of  Shopathomekids.com,  Inc.
          Enterprises,  Inc.  immediately of any material  change in any of such information  occurring  prior to the  acceptance  or  rejection of the
          Subscriber's subscription for Shares.

                                  INSTRUCTIONS:

Part I of this  Questionnaire  concerns  investors who are "accredited," as that term is defined and construed  pursuant to Regulation D under the Securities Act of 1933.  If you qualify under any of the  categories  listed in Part I, you are not  required to fill out Part II of this  Questionnaire.  If you do not qualify under any of the categories listed in Part I, you must fill out Part II.

IF THE  INVESTOR  IS A  PARTNERSHIP,  PLEASE  ATTACH  AN  EXECUTED  COPY  OF THE
PARTNERSHIP  AGREEMENT  AND  ALL  AMENDMENTS  THERETO.  IF  THE  INVESTOR  IS  A
CORPORATION,  PLEASE ATTACH A COPY OF THE ARTICLES OF INCORPORATION  AND A BOARD
OF  DIRECTORS  RESOLUTION  (CERTIFIED  BY  THE  SECRETARY  OF  THE  CORPORATION)
AUTHORIZING THIS INVESTMENT.

IF THE INVESTOR IS A TRUST,  PLEASE ATTACH A COPY OF THE TRUST AGREEMENT AND ALL
AMENDMENTS THERETO.

PART I: ACCREDITED  INVESTORS

1. FOR  INDIVIDUAL  INVESTORS  ONLY :Please  check any that  apply:*Any  private business  development company as defined in section 202(a)(22) of the Investment
Advisors Act of 1940

* Any organization described in section 501(a)(22) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered,  with total assets in excess of $5,000,000;

* Any  director,  executive  officer,  or  general  partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner  of a  general  partner  of that  issuer;  * Any  natural  person  whose individual net worth, or joint net worth with that person's spouse,  at the time of his purchase exceeds $1,000,000;

* Any natural person who had any individual income in excess of $400,000 in each of the two most recent years or joint income with that person'  spouse in excess of $300,000 in each of those years and has a reasonable  expectation of reaching the same income level in the current year;

* Any  trust,  with  total  assets in excess of  $5,000,000,  not formed for the specific  whose purchase is directed by a  sophisticated  person as described in
Rule 506(b)(2)(ii);

o        Any entity in which all of the equity owners are accredited investors.
PART II: NON-ACCREDITED INVESTORS1. Name of Person Making Investment Decision:

Date of Birth:___________  U.S. Citizen:   Yes  ____     No ____

College: _________________________________________________________________

Degree:  _____________     Year:    ________

Graduate School:  Degree:  _____________   Year:    _________

Social Security or Federal ID No(s): ___________________    __________________

2.  Nature of Business: ___________________________________________________

Position and Duties:         ___________________________________________________

Please set forth other prior occupations or duties during the past five years:

Year of Anticipated Retirement:     _____________________
3.       Please list investments made during the past five years:

Year:    ________________  Nature of Investment: _________ Amount: _________
4. (a) I consider  myself to have such knowledge and experience in financial and business  matters to enable me to evaluate the merits and risks of an investment in Shopathomekids.com,  Inc..Yes:__________  No:______________

(b) If the answer to 4(a) is "yes," please set forth below (or in an attachment)
the basis for your answer (e.g., investment or business experience,  profession, past review of other investment offerings, etc.).

(c)  If the answer to 4(a) is "no," please list the name,  business  address and telephone number of the person who is your purchaser representative.

5.   My   income   from  all   sources   was,   now  is,  or  is   expected   to
     be:___________________________.
6.   (a) My personal net worth (including the net worth of my spouse, if any) is now estimated at: $_____________________.
(b) My personal net worth (exclusive of homes, home furnishings and automobiles)
is now estimated at: $-------------------.
(c) My estimated liquid assets equal:
$-----------------.
(d) My estimated non-liquid assets equal: $______________.

DATED:   This ___________ day of __________________, 2000.

Exhibit 99.3
Summary of Oral Agreement between Officers and Directors and Shopathomekids.com,
Inc. On or around July 1, 2000 management had an informal meeting concerning the issue  of  selling  their  shares  that  would  be  registered  in the  upcoming registration  statement  of  Shoatahomekids.com,  Inc.  During the  meeting  all officers and directors to include Lewis Prowse II, Larry Ballard, Tarja Mees and
Romie  Krickbaum  recognized  the fact that a portion of their  shares  would be registered  in  the  forthcoming  registration  statement  and  that  after  the registration was effective their registered  shares would be available for sale.
All officers  recognized the fact that if shares are sold  privately  before the company is trading it may effect  the  possibility  of raising  capital  for the
Company.  Therefore all officers and directors to include Lewis Prowse II, Larry
Ballard,  Tarja Mees and Romie  Krickbaum  entered into an oral agreement to not make any attempts to sell any of their  registered  shares until the Company had been admitted to trade on the NASD OTC Bulletin Board.

Exhibit 99.4

Summary of Oral Agreement between S.D.S. Wholesale and Shopathomekids.com, Inc.

On July 15, 2000  Shopathomekids.com,  Inc.,  represented by its president Lewis
Prowse II, and S.D.S. Wholesale represented by Scott Goff, its president entered into and Oral Agreement where S.D.S.  Wholesale  agreed to provide  products for
Shopathomekids.com,  Inc.  that would be sold through  their  internet web site.
Both companies agreed that there would be no minimum purchases  required for the agreement to begin and that all products supplied would be on an as needed basis when products are ordered through the web site of Shopathomekids.com.